Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-257317 and 333-257317-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 10, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 23, 2021)

$

Broadstone Net Lease, LLC

    % Senior Notes Due 20

Broadstone Net Lease, LLC (the “OP”) is offering $             aggregate principal amount of its     % Senior Notes due 20     (the “notes”). The notes will bear interest at the rate of     % per year and will mature on                 , 20    . Interest on the notes will be paid semi-annually in arrears on              and              of each year, beginning on                     , 2022. The OP may redeem the notes at its option and sole discretion, at any time in whole or from time to time in part, for cash at the applicable redemption price described in this prospectus supplement in the section entitled “Description of Notes—The OP’s Redemption Rights.”

The notes will be the OP’s senior unsecured obligations and will rank equally in right of payment with all of the OP’s other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to all of the OP’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness). In addition, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities, whether secured or unsecured, of the OP’s subsidiaries that do not guarantee the notes and of any entity the OP accounts for using the equity method of accounting, and all preferred equity not owned by the OP, if any, in any of the OP’s subsidiaries that do not guarantee the notes and in any entity the OP accounts for using the equity method of accounting.

The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Broadstone Net Lease, Inc., the sole managing member of the OP. The notes will not be initially guaranteed by any of Broadstone Net Lease, Inc.’s subsidiaries. Each guarantee will be a senior unsecured obligation of the applicable guarantor, will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of such guarantor and will be effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such guarantor (to the extent of the value of the collateral securing such indebtedness or guarantees), all existing and future indebtedness and other liabilities, whether secured or unsecured, of such guarantor’s subsidiaries that do not guarantee the notes and of any entity such guarantor accounts for using the equity method of accounting and equity not owned by such guarantor, if any, in any of such guarantor’s subsidiaries that do not guarantee the notes and in any entity such guarantor accounts for using the equity method of accounting.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risks set forth in Broadstone Net Lease, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission, which are incorporated by reference herein and the accompanying prospectus, for certain risks relevant to an investment in the notes.

	Per Note	Total
Public offering price
Underwriting discount
Proceeds, before expenses, to the OP

(1)	Plus accrued interest from September , 2021 if settlement occurs after that date.
(2)	Please see the section titled “Underwriting” in this prospectus supplement for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that the notes will be ready for delivery in book-entry only form through The Depository Trust Company and its participants, including Clearstream Banking, societe anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear system, on or about September     , 2021.

Joint Book-Running Managers

J.P. Morgan	Truist Securities	US Bancorp

September     , 2021

PROSPECTUS SUPPLEMENT

S-i

SUMMARY

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this notes offering. The second part, which is the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of this offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information contained in, or incorporated by reference into, this prospectus supplement.

This summary may not contain all the information that you should consider before investing in the notes. Before making an investment decision, you should read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and our other filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated herein by reference. Unless the context indicates otherwise, references in this prospectus supplement to “Broadstone Net Lease, Inc.,” “we,” “our” and “us” refer to Broadstone Net Lease, Inc. and its consolidated subsidiaries, including the OP.

Overview

We are an internally-managed real estate investment trust (“REIT”) that acquires, owns, and manages primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. Since our inception in 2007, we have selectively invested in net leased assets in the industrial, healthcare, restaurant, office, and retail property types, and as of June 30, 2021, our portfolio has grown to 683 properties in 42 U.S. states and one property in Canada. As of June 30, 2021, our portfolio was 99.7% occupied and we collected 100% of base rents due for the second quarter.

We focus on investing in real estate that is operated by creditworthy single tenants in industries characterized by positive business drivers and trends. We target properties that are an integral part of the tenants’ businesses and for which there are therefore opportunities to secure long-term net leases. Through long-term net leases, our tenants are able to retain operational control of their strategically important locations, while allocating their debt and equity capital to fund their core business operations rather than real estate ownership.

We conduct substantially all of our activities through, and all of our properties are held directly or indirectly by, the OP, which is commonly referred to as an umbrella partnership real estate investment trust or UPREIT. We are the sole managing member of the OP. As of June 30, 2021, we owned approximately 93.8% of the outstanding OP units. For more information regarding our company, see “Information Incorporated By Reference.”

Our principal executive offices are located at 800 Clinton Square, Rochester, New York, 14604, and our telephone number is (585) 287-6500.

We maintain a website that contains information about us at www.broadstone.com. The information included on our website is not, and should not be considered, a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following contains basic information about the notes and is not complete. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Broadstone Net Lease, LLC (the “OP”)

Guarantor	Broadstone Net Lease, Inc. (the “Company” or the “Parent Guarantor”)

Securities Offered	$ aggregate principal amount of % Senior Notes due 20 .

Maturity Date	The notes will mature on , 20 unless redeemed, at the OP’s option, prior to such date.

Interest Rate	% per year, accruing from, and including September , 2021.

Interest Payment Dates	and of each year, beginning , 2022.

Optional Redemption	The OP may redeem the notes at its option and sole discretion, at any time or from time to time prior to , 20 ( months prior to their maturity date) in whole or in part, at the applicable redemption price described herein. If the notes are redeemed on or after , 20 , the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date. For additional information, see “Description of Notes—The OP’s Redemption Rights.”

Ranking of Notes	The notes will be the OP’s senior unsecured obligations and will rank equally in right of payment with all of the OP’s other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the OP’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the OP’s subsidiaries that do not guarantee the notes and of any entity the OP accounts for using the equity method of accounting; and

•	all preferred equity not owned by the OP, if any, in any of the OP’s subsidiaries that do not guarantee the notes and in any entity the OP accounts for using the equity method of accounting.

Assuming the OP had completed the offering of the notes on June 30, 2021 and without taking into account the use of proceeds from the offering of the notes, the notes would have been effectively subordinated to approximately $105.7 million of total consolidated mortgage debt outstanding, net of issuance costs. At such date, the Company and the OP had approximately $1.4 billion of unsecured term notes outstanding (which are guaranteed by the Company), net of issuance costs, and no amounts outstanding under the OP’s unsecured revolving credit facility (which is guaranteed by the Company). As of June 30, 2021, the OP had $900.0 million of borrowing capacity available (subject to customary conditions) under its revolving credit facility.

Guarantees	The notes will be fully and unconditionally guaranteed, jointly and severally, by the Parent Guarantor and, following the original issue date of the notes, by the Company’s subsidiaries (other than the OP) if, and for so long as, such subsidiary, directly or indirectly, guarantees or otherwise becomes obligated in respect of the Revolving Credit Facility, any of the Senior Unsecured Notes or any of the Unsecured Term Loans (each as defined under “Description of Notes”). The notes will not be initially guaranteed by any of the Company’s subsidiaries.

Each Guarantee will be a senior unsecured obligation of the applicable guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of such guarantor. A guarantor’s Guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of such guarantor (to the extent of the value of the collateral securing such indebtedness or guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of such guarantor’s Subsidiaries that do not guarantee the notes and of any entity such guarantor accounts for using the equity method of accounting; and

•

all preferred equity not owned by such guarantor, if any, in any of such guarantor’s Subsidiaries that do not guarantee the notes and in any entity such guarantor accounts for using the equity method of accounting.

The Company has no significant operations, other than as the parent of the OP, and no material assets, other than its investment in the OP.

Certain Covenants	The indenture that will govern the notes will contain certain covenants that, among other things, limit the ability of the OP, the Parent Guarantor and any of the Company’s subsidiaries (other than the OP) that guarantee the notes, if any, to:

•	consummate a merger, consolidation or sale of all or substantially all of their assets; and

•	incur secured and unsecured indebtedness.

In addition, the Company and its subsidiaries, on a consolidated basis, will be required to maintain total unencumbered assets of at least 150% of the total unsecured indebtedness of the Company and its subsidiaries, on a consolidated basis.

These covenants are subject to a number of important exceptions and qualifications. For additional information, see “Description of Notes—Certain Covenants.”

No Limitation on Incurrence of New Debt	Subject to compliance with covenants relating to the Company’s aggregate debt, debt service, maintenance of total unencumbered assets and secured aggregate debt, the indenture will not limit the amount of debt the Company, the OP or the Company’s subsidiaries (other than the OP) may issue under the indenture or otherwise.

Absence of a Public Market for the Notes	The notes are a new issue of securities with no established trading market. The OP does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised the OP that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Use of proceeds	The OP expects that the net proceeds from this offering will be approximately $ million, after deducting the underwriting discount and estimated expenses. The OP intends to use the net proceeds of the offering to fund potential acquisition opportunities, to repay amounts outstanding under our unsecured revolving credit facility, term loans and other indebtedness, and for other general corporate and working capital purposes. Pending use of the remaining net proceeds of this offering, we intend to invest these net proceeds in short-term interest-bearing investment grade instruments. See “Use of Proceeds.”

Affiliates of certain of the underwriters are lenders under our unsecured revolving credit facility and term loans and may become lenders under our future indebtedness. The OP may use a portion of the net proceeds from this offering to repay borrowings outstanding under our unsecured revolving credit facility, term loans and other indebtedness. As a result, such affiliates will receive their proportionate share of any amount of our unsecured revolving credit facility, term loans and other indebtedness under which they are lenders that is repaid with the net proceeds of this offering. See “Underwriting—Other Relationships.”

Trustee	U.S. Bank National Association is the trustee under the indenture relating to the notes.

Book-entry	The notes will be issued in book-entry only form and will be represented by one or more permanent global notes deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and such interests may not be exchanged for notes in certificated form, except in limited circumstances described under “Description of Notes—Exchange of Global Notes for Certificated Notes.”

Tax Considerations	Prospective investors should see the discussion under “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and consult their tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes.

Additional Issuances	The OP may, from time to time, without the consent of the holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, initial public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date) and with the same CUSIP number, unless such additional notes are not fungible for U.S. federal income tax purposes with the notes, in which case such additional notes will have a different CUSIP number. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Governing Law	The indenture, the notes and the guarantee will be governed by the laws of the State of New York.

Risk Factors	Investing in the notes involves risks. You should carefully read the information contained under the caption “Risk Factors” in this prospectus supplement beginning on page S-6, our most recent Annual Report on Form 10-K and our other filings under the Exchange Act that are incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes.

RISK FACTORS

Investing in the notes involves risks. This section describes some, but not all, of the risks of investing in the notes. You should carefully consider the risks described in the “Risk Factors” section of our Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

Our total indebtedness may expose us to the risk of default under our debt obligations, including our obligations under the notes.

Assuming the OP had completed the offering of the notes on June 30, 2021 and without taking into account the use of proceeds from the offering of the notes, the notes would have been effectively subordinated to approximately $105.7 million of total consolidated mortgage debt outstanding. At such date, the Company and the OP had no unsecured indebtedness or preferred equity outstanding, other than $915.0 million outstanding under the Company’s unsecured term loans, $150.0 million of the OP’s 4.84% Series A Senior Notes due April 2027, $225.0 million of the OP’s 5.09% Series B Senior Notes due July 2028 and $100.0 million of the OP’s 5.19% Series C Senior Notes due July 2030. In addition, as of June 30, 2021, the Company had $900.0 million of borrowing capacity available (subject to customary conditions) under its revolving credit facility.

The requirements imposed by our debt agreements with regard to servicing the debt through payments of principal and/or interest, as well as the limitations associated with the applicable restrictive covenants, subject us to the potential for defaulting on those debt agreements through the failure to satisfy the debt service requirements or non-compliance with the covenants. An occurrence of default could cause the debt to become due and payable. Provisions of our other debt agreements may contain cross default provisions whereby the default on one of our debt agreements could cause other debt agreements to be in default, leading those debt agreements to also be due and payable.

Our default on our debt agreements could have significant adverse consequences to holders of the notes, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments with respect to the notes and our other indebtedness;

•

we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon investment opportunities or meet ongoing operational needs;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of the maturing indebtedness;

•	we may be forced to dispose of properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

•

we may default on any secured debt obligations we may have and the lenders or mortgagees may foreclose on our properties subject to such indebtedness or our interests in the entities that own the properties that secure their loans and receive an assignment of rents and leases;

•	we may be restricted from accessing some of our excess cash flow after debt service;

•	we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

•	our default under any loan with cross-default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flows and cash available for distribution, including our ability to satisfy our debt service obligations with respect to the notes or to make distributions to our common stockholders that are necessary to maintain our qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended, could be materially adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, which could hinder our ability to meet REIT distribution requirements.

Additionally, payments of principal and interest on borrowings may leave us with insufficient cash resources to meet our other cash needs or to meet REIT distribution requirements.

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be the OP’s senior unsecured obligations and will rank equally in right of payment with all of the OP’s other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the OP’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the OP’s subsidiaries that do not guarantee the notes and of any entity the OP accounts for using the equity method of accounting; and

•	all preferred equity not owned by the OP, if any, in any of the OP’s subsidiaries that do not guarantee the notes and in any entity the OP accounts for using the equity method of accounting

Similarly, each guarantee of the notes will be a senior unsecured obligation of the applicable guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of such guarantor. A guarantor’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of such guarantor (to the extent of the value of the collateral securing such indebtedness or guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of such guarantor’s subsidiaries that do not guarantee the notes and of any entity such guarantor accounts for using the equity method of accounting; and

•

all preferred equity not owned by such guarantor, if any, in any of such guarantor’s subsidiaries that do not guarantee the notes and in any entity such guarantor accounts for using the equity method of accounting.

Although the indenture that will govern the notes will contain covenants that will limit the ability of the Company and its subsidiaries, including the OP, to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions. In addition, the Company and its subsidiaries, including the OP, may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.

In the event of a bankruptcy, liquidation, reorganization or other winding up of the OP or any guarantor (including the Company), we caution you that there may not be sufficient assets remaining to pay amounts due on any outstanding notes or guarantees of the notes, as the case may be. Assets that secure any secured indebtedness, secured guarantees and other secured obligations will only be available after the obligations secured by those assets has been repaid in full.

In the event of a bankruptcy, liquidation, reorganization or other winding up of any of the subsidiaries of the OP or the guarantors, the rights of holders of indebtedness and other obligations of the OP (including the notes) or the guarantors (including their respective guarantees of the notes), as the case may be:

•

will be effectively subordinated to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations of or guaranteed by that subsidiary, except to the extent that the

OP or any guarantor, as the case may be, is itself a creditor with recognized claims against that subsidiary. In such case those claims would still be effectively subordinated to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of that subsidiary (to the extent of the value of those assets) and would be subordinated to all indebtedness, guarantees and other obligations of that subsidiary senior to that held by the OP or the guarantors, as the case may be.

•	will be effectively subordinated to any preferred equity interest in that subsidiary held by persons other than the OP or the guarantors, as the case may be.

In the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary or other entity that the OP or the guarantors account for using the equity method of accounting, the rights of holders of indebtedness and other obligations of the OP (including the notes) or the guarantors (including their respective guarantees of the notes), as the case may be:

•

will be subject to the prior claims of that entity’s creditors and the holders of any indebtedness or other obligations of or guaranteed by that entity, except to the extent that the OP or any guarantor, as the case may be, is itself a creditor with recognized claims against that entity, in which case those claims would still be effectively subordinate to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of that entity (to the extent of the value of those assets) and would be subordinated to all indebtedness, guarantees and other obligations of that entity senior to that held by the OP or the guarantors, as the case may be.

We may not be able to generate sufficient cash flow to meet our debt service obligations, including with respect to the notes.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash flows from our operations in the future. Our operating cash flow may be adversely affected by a number of factors, including general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control. In addition, if we are unable to refinance some or all of our indebtedness, we may not have sufficient cash flow to meet all of our obligations, including payment on the notes. The instruments and agreements governing some of our outstanding indebtedness (including borrowings under the OP’s revolving credit facility and the OP’s senior secured notes) contain provisions that require us to repay or offer to repurchase that indebtedness under specified circumstances or upon the occurrence of specified events (including certain changes of control of the Company). In addition, our future debt agreements and debt securities may contain similar provisions or may require that we repurchase or offer to repurchase the applicable indebtedness for cash under specified circumstances or upon the occurrence of specified changes of control of the Company or the OP or other events. We may not have sufficient funds to pay our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase), and we may not be able to arrange for the financing necessary to make those payments, on favorable terms or at all. In addition, our ability to make required payments on our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase) may be limited by the terms of other debt instruments or agreements. Any of these events could materially adversely affect our ability to make payments of principal and interest on the notes when due. Additionally, payments of principal and interest on the notes may leave us with insufficient cash resources to meet our other cash needs or to meet REIT distribution requirements, which are necessary to maintain our qualification as a REIT.

The agreements governing our indebtedness contain and the indenture governing the notes will contain, restrictions and covenants which may limit our ability to enter into or obtain funding for certain transactions and operate our business.

The agreements governing our indebtedness contain restrictions and covenants that limit or will limit our ability to operate our business, including our ability to:

•	incur indebtedness;

•	create liens on assets;

•	sell or substitute assets;

•	manage our cash flows; and

•	make distributions to equity holders.

The indenture governing the notes will also contain covenants and other restrictions that will affect, among other things our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur secured and unsecured indebtedness.

In addition, the indenture governing the notes will require us to maintain at all times a specified ratio of unencumbered assets to unsecured debt. These covenants as well as any additional covenants to which we may be subject in the future because of additional indebtedness, could cause us to forego investment opportunities or obtain financing that is more expensive than financing we could obtain if we were not subject to such covenants and could adversely affect our ability to meet REIT distribution requirements, which are necessary to maintain our qualification as a REIT.

We may incur significantly more debt in the future, which could exacerbate any or all of the risks described above and materially adversely affect our ability to pay the principal and/or interest on the notes.

We may incur significantly more debt in the future that is permitted under the terms of our existing agreements that govern our indebtedness. Although the OP’s revolving credit facility and the agreements governing certain other indebtedness limit, and the indenture governing the notes will limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions. To the extent that we incur additional indebtedness, the risks associated with this increased leverage that are described above would be exacerbated and may materially adversely affect our ability to pay the principal and/or interest on the notes.

The Company as a guarantor of the notes, does not have any significant operations or material assets other than its interests in the OP.

The notes will be fully and unconditionally guaranteed by the Company. The Company does not have any significant operations or material assets other than its interests in the OP. As a result, if the OP failed to make a payment on the notes when due, we cannot provide any assurance that the Company, as a guarantor, would have the funds necessary to pay the amount due.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by the guarantors of the notes, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred or entered into its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

•	was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by the guarantors for their respective guarantees of the notes. If a court voided any such guarantee, holders of the notes would no longer have a claim against such guarantor. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void any guarantor’s guarantee of the notes, require the return of monies paid by such guarantor or subordinate the guarantee to other obligations of such guarantor, we could not assure you that funds would be available to pay the notes from any of our subsidiaries or from any other source.

There is no prior public market for the notes, and if an active trading market does not develop for the notes, you may not be able to resell them.

The OP does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. As a result, an active trading market for the notes may not develop or be sustained. The underwriters have advised the OP that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that any market for the notes will develop, or if one does develop, that it will be liquid. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our credit rating, our operating performance and financial condition and other factors. If an active trading market does not develop, the market price and liquidity of the notes may be adversely affected. As a result, we cannot ensure you that you will be able to sell any of the notes at a particular time, at attractive prices or at all. Thus, you may be required to bear the financial risk of your investment in the notes indefinitely.

The market price of the notes may fluctuate significantly.

The market price of the notes may fluctuate significantly in response to many factors, including:

•	any failure to maintain our current credit ratings or comply with our debt covenants;

•	actual or anticipated variations in our operating results, adjusted funds from operations, cash flows, liquidity or distributions;

•	our ability to successfully execute on our investment strategy;

•	our ability to successfully complete acquisitions and lease acquired properties;

•	changes in our earnings estimates or those of research analysts;

•	publication of research reports about us, the real estate industry generally or the net lease sector;

•	any changes in market interest rates;

•	any changes in market valuations of similar net lease REITs;

•	any adverse market reaction to any additional issuances of debt or equity securities we make;

•	additions or departures of key management personnel;

•	credit market volatility;

•	epidemics, pandemics or other outbreaks of illness, disease or virus, including COVID-19;

•	general market and economic conditions;

•	any other risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Many of the factors referenced above are beyond our control and may cause the market price of the notes to decline. We cannot provide any assurances that the market price of the notes will not decline in the future and as a result it may be difficult for investors to resell the notes at prices they find attractive or at all.

An increase in interest rates could result in a decrease in the market value of the notes.

As market interest rates rise, notes bearing interest at a fixed rate generally decline in value. As a result, if you purchase the notes and then market interest rates increase, the market value of your notes may decline and your investment could be materially adversely affected.

A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the notes and other debt securities or other indebtedness of the OP could change based upon many factors, including among other things, our results of operations and financial condition. Credit ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future. Credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies downgrades or lowers its credit rating on the Company, the notes or other debt securities or other indebtedness of the OP or places any ratings on a so-called “watch list” for potential downgrading or otherwise indicates that its outlook for that rating is negative, it could materially adversely affect our business, financial condition, results of operations, cash flows, cost and availability of capital, our ability to service our debt obligations (including with respect to the notes) and the market value of the notes.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate herein by reference contain “forward-looking statements”, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends, that are intended to be made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. For a detailed discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” beginning on page 4 of the accompanying prospectus and under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other documents that we file from time to time with the Securities and Exchange Commission. Moreover, new risk factors may emerge from time to time. It is not possible for our management to predict all such risk factors, nor can we assess the impact of all such risk factors on our company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

USE OF PROCEEDS

The OP expects that the net proceeds from this offering will be approximately $             million, after deducting the underwriting discount and estimated expenses. The OP intends to use the net proceeds from this offering to fund potential acquisition opportunities, to repay amounts outstanding under our unsecured revolving credit facility, term loans and other indebtedness, and for other general corporate and working capital purposes.

As of June 30, 2021 the Company had approximately $105.7 million of total consolidated mortgage debt outstanding. At such date, the Company and the OP had no unsecured indebtedness or preferred equity outstanding, other than $915.0 million outstanding under the Company’s unsecured term loans, $150.0 million of the OP’s 4.84% Series A Senior Notes due April 2027, $225.0 million of the OP’s 5.09% Series B Senior Notes due July 2028 and $100.0 million of the OP’s 5.19% Series C Senior Notes due July 2030. In addition, as of June 30, 2021, the Company had $900.0 million of borrowing capacity available (subject to customary conditions) under its revolving credit facility. Outstanding borrowings under the unsecured term loan portion of our credit facility maturing in 2022, 2024 and 2026 currently bear interest at the London Interbank Offered Rate (LIBOR) plus 1.00% and outstanding borrowings under the unsecured revolving credit portion of our credit facility maturing in 2023 currently bear interest at LIBOR plus 1.10%. We have the option to extend the maturity date for the revolving credit portion of our credit facility for two six-month extension periods, subject to payment of an extension fee and other customary conditions and limitations.

Affiliates of certain of the underwriters are lenders under our unsecured revolving credit facility and term loans and may become lenders under our future indebtedness. As described above, the OP may use a portion of the net proceeds from this offering, to repay borrowings outstanding under our unsecured revolving credit facility, term loans and other indebtedness. As a result, such affiliates will receive their proportionate share of any amount of our unsecured revolving credit facility, term loans and other indebtedness under which they are lenders that is repaid with the net proceeds from this offering. See “Underwriting—Other Relationships.”

Pending use of the remaining net proceeds of this offering, we intend to invest these net proceeds in short-term interest-bearing investment grade instruments.

DESCRIPTION OF NOTES

The following description summarizes key terms and provisions of the notes and the indenture referred to below, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. We urge you to read those documents in their entirety because they, and not this description nor the description in the accompanying prospectus, define your rights as a holder of notes. You may request a copy of those documents from us as described in “Where To Find More Information” in this prospectus supplement. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees.”

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this “Description of Notes,” references to the “OP,” refer solely to Broadstone Net Lease, LLC and not to any of its subsidiaries and references to the “Company” refer solely to Broadstone Net Lease, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The notes will be issued pursuant to an indenture, dated as of                     , 2021, among the OP, the Company, as guarantor (the “Parent Guarantor”), and U.S. Bank National Association, as trustee, as supplemented by a first supplemental indenture, dated as of                     , 2021 (the “indenture”).

The terms of the notes will include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. You may request copies of the indenture and the form of the notes from the OP.

The notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by law or executive order to close.

The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Parent Guarantor and, following the original issue date of the notes, by the Company’s Subsidiaries (as defined below and other than the OP) if, and for so long as, such Subsidiary, directly or indirectly, guarantees or otherwise becomes obligated in respect of certain indebtedness. See “—Future Subsidiary Guarantors” below.

Additional Notes

The notes will initially be limited to an aggregate principal amount of $              million. The OP may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, initial public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date) and with the same CUSIP number, unless such additional notes are not fungible for U.S. federal income tax purposes with the notes, in which case such additional notes will have a different CUSIP number. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

Interest on the notes will accrue at the rate of        % per year from and including                , 2021 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on              and              of each year, beginning on                , 2022. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the    or                (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Maturity

The notes will mature on                , 20        and will be paid against presentation and surrender thereof at the designated corporate trust office of the trustee unless earlier redeemed by the OP at its option as described under “—The OP’s Redemption Rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Ranking

The notes will be the OP’s senior unsecured obligations and will rank equally in right of payment with all of the OP’s other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the OP’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the OP’s subsidiaries that do not guarantee the notes and of any entity the OP accounts for using the equity method of accounting; and

•	all preferred equity not owned by the OP, if any, in any of the OP’s subsidiaries that do not guarantee the notes and in any entity the OP accounts for using the equity method of accounting.

Assuming the OP had completed the offering of the notes on June 30, 2021 and without taking into account the use of proceeds from the offering of the notes, the notes would have been effectively subordinated to approximately $105.7 million of total consolidated mortgage debt outstanding, net of issuance costs. At such date, the Company and the OP had approximately $1.4 billion of unsecured term notes outstanding, net of issuance costs, and no amounts outstanding under the OP’s unsecured revolving credit facility (which is guaranteed by the Company). As of June 30, 2021, the OP had $900.0 million of borrowing capacity available (subject to customary conditions) under its revolving credit facility.

See “—Guarantees” below for a description of the ranking of the guarantees of the notes by the Parent Guarantor and, in certain circumstances, certain of the Company’s Subsidiaries (each such guarantee of the notes, a “Guarantee” and collectively the “Guarantees”).

Except as described under “—Certain Covenants” and “—Merger, Consolidation or Sale,” the indenture that will govern the notes will not prohibit the OP, the Company or any of their respective subsidiaries from incurring secured or unsecured indebtedness. Although the indenture will contain covenants that will limit the ability of the Company, the OP and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions, and in any event the Company, the OP and its subsidiaries may be able, without taking advantage of any such exceptions, to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. For additional information, see “Risk Factors—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

Guarantees

The Parent Guarantor will, jointly and severally, fully and unconditionally guarantee the OP’s obligations under the notes, including the due and punctual payment of principal of and interest on the notes, whether at stated maturity, upon acceleration, call for redemption or otherwise. In addition, following the original issue date of the notes, the Company will cause each of its Subsidiaries (other than the OP) if, and for so long as, such Subsidiary, directly or indirectly, guarantees or otherwise becomes obligated in respect of the Revolving Credit Facility, any of the Senior Unsecured Notes or any of the Unsecured Term Loans, to, jointly and severally with the Parent Guarantor and any other Subsidiary of the Company that guarantees the notes, fully and unconditionally guarantee the OP’s obligations under the notes, including the due and punctual payment of principal of and interest on the notes, whether at stated maturity, upon acceleration, call for redemption or otherwise, by executing and delivering a supplemental indenture and a notation of guarantee that provides for the Guarantee within thirty calendar days in accordance with the indenture (each such Subsidiary, unless and until such time such Subsidiary is released from its obligations under the indenture and its Guarantee in accordance with the terms of the indenture, a “Subsidiary Guarantor”).

Under the terms of the Guarantees, holders of the notes will not be required to exercise their remedies against the OP before they proceed directly against the Guarantors (as defined below). Each Guarantor’s obligations under its Guarantee will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in such Guarantee constituting a fraudulent transfer or conveyance. See “Risk Factors—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”

Each Guarantee will be a senior unsecured obligation of the applicable Guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of such Guarantor. A Guarantor’s Guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of such Guarantor (to the extent of the value of the collateral securing such indebtedness or guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of such Guarantor’s Subsidiaries that do not guarantee the notes and of any entity such Guarantor accounts for using the equity method of accounting; and

•

all preferred equity not owned by such Guarantor, if any, in any of such Guarantor’s Subsidiaries that do not guarantee the notes and in any entity such Guarantor accounts for using the equity method of accounting.

For additional information, see “Risk Factors—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

The Company has no significant operations, other than as the parent of the OP, and no material assets, other than its investment in the OP. Accordingly, if the OP fails to make a payment on the notes when due, there can be no assurance that the Parent Guarantor would have funds to pay that amount pursuant to its Guarantee. See “Risk Factors—The Company as a guarantor of the notes, does not have any significant operations or material assets other than its interests in the OP.”

A Subsidiary Guarantor will be automatically released and relieved from its obligations under its Guarantee and the indenture and any supplemental indenture in the following circumstances:

•

such Subsidiary Guarantor no longer guaranteeing or otherwise being an obligor (or which guarantee or obligation is being simultaneously released or will be immediately released after the release of the Subsidiary Guarantor from its Guarantee of the notes) in respect of indebtedness described below under “—Future Subsidiary Guarantors”, provided that any release of such Subsidiary Guarantor’s Guarantee pursuant to this bullet point will not limit the obligation of such Subsidiary Guarantor to Guarantee the notes at any time after such release if such Subsidiary subsequently, directly or indirectly, guarantees, or otherwise becomes obligated in respect of, such indebtedness;

•

such Subsidiary Guarantor consolidating with, merging into or transferring all of its properties or assets to another Guarantor, and as a result of, or in connection with, such transaction such Subsidiary Guarantor dissolves or otherwise ceases to exist;

•

if the OP exercises its legal defeasance option or its covenant defeasance option or if the OP’s obligations under the indenture are discharged in accordance with the terms of the indenture, as described below in “—Defeasance” and “Satisfaction and Discharge”;

•	upon the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor; or

•	upon the sale or disposition of all or substantially all of the assets of such Subsidiary Guarantor;

provided, however, that in the case of the fourth and fifth bullet points above, (1) such sale or other disposition is made to a person other than the Company or any of its other Subsidiaries and (2) such sale or disposition is otherwise permitted by the indenture.

The OP’s Redemption Rights

The OP may redeem the notes at its option and sole discretion, at any time or from time to time prior to                     , 20     (             months prior to their maturity date) (the “Par Call Date”) in whole or in part, at a redemption price in cash equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•

as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed that would be due if the notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus basis points (        %);

plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

On or after the Par Call Date, the OP may redeem the notes at its option and sole discretion, at any time or from time to time, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Notwithstanding the foregoing, if the redemption date falls after a record date and on or prior to the corresponding interest payment date, the OP will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date:

(1)

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and

which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three (3) months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2)

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

The Adjusted Treasury Rate shall be calculated by the OP on the third business day preceding the notice of the redemption date.

“Comparable Treasury Issue” means, with respect to any redemption date, the U.S. Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed, calculated as if the maturity date of such notes were the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the OP obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means, with respect to any redemption date, the Reference Treasury Dealer appointed by the OP.

“Reference Treasury Dealer” means, with respect to any redemption date, each of (1) J.P. Morgan Securities LLC, (2) a Primary Treasury Dealer selected by Truist Securities, Inc., (3) a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. or (4) a Primary Treasury Dealer selected by the OP; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1), (2) or (3) above ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), the OP will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the OP, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the OP by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the notice of such redemption date.

Notice of any redemption will be delivered at least 15 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed, with a copy to the trustee.

If less than all of the outstanding notes are to be redeemed at the OP’s option, the trustee will select, on a pro rata basis, by lot or such other method it deems fair and appropriate in accordance with the customary procedures of DTC, or as required by DTC (or relevant depositary) for global notes, which is currently by lot, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In the event of any redemption of notes, the OP will not be required to:

•

issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue;

•	such notes will cease to be entitled to any benefit or security under the indenture (unless the OP defaults in the payment of the redemption price); and

•	all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

The OP will not redeem the notes on any date the principal amount of the notes has been accelerated, and such acceleration has not been rescinded or cured on or prior to such date.

Merger, Consolidation or Sale

The indenture will provide that each of the OP and the Parent Guarantor may consolidate with, or sell, lease or convey all or substantially all of its respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

the OP or the Parent Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the OP or the Parent Guarantor, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and, in the case of the OP, shall expressly assume by supplemental indenture payment of the principal of and premium, if any, and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture or, in the case of the Parent Guarantor, shall expressly assume by supplemental indenture the payment of all amounts due under its Guarantee of the notes and the due and punctual performance and observance of all of the covenants and conditions of a Guarantor in the indenture and the Guarantee, as the case may be;

•

immediately after giving effect to the transaction, no Event of Default (as defined below) under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•

an officers’ certificate and opinion of counsel each stating that the conditions precedent relating to such supplemental indenture have been met, and such supplemental indenture is permitted under the indenture shall be delivered to the trustee.

Notwithstanding the above, any Subsidiary of the Parent Guarantor (other than the OP) may consolidate with, merge into or transfer all or part of its properties to the Parent Guarantor and neither an officers’ certificate nor an opinion of counsel will be required to be delivered.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs, but not a lease, in which the OP and/or the Parent Guarantor is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the OP and/or the Parent Guarantor, as the case may be, and the OP and/or the Parent Guarantor, as the case may be, shall be discharged from its or their obligations under the indenture and the notes or the Guarantee, as applicable.

In addition, the indenture will provide that each Subsidiary Guarantor may consolidate with, or sell, lease or convey all or substantially all of such Subsidiary Guarantor’s respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

such Subsidiary Guarantor shall be the continuing entity, or the successor entity (if other than such Subsidiary Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture the payment of all amounts due under its Guarantee of the notes and the due and punctual performance and observance of all of the covenants and conditions of such Subsidiary Guarantor in the indenture and the Guarantee, as the case may be; provided, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another person (other than to the Parent Guarantor or an affiliate of the Parent Guarantor), whether through a merger, consolidation or sale of capital stock or has sold, leased or conveyed all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a Subsidiary;

•

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•

an officers’ certificate and opinion of counsel each stating that the conditions precedent relating to such supplemental indenture have been met, and such supplemental indenture is permitted under the indenture shall be delivered to the trustee.

Notwithstanding the above, any Subsidiary of any Subsidiary Guarantor (including any such Subsidiary that is a Subsidiary Guarantor) may consolidate with, merge into or transfer all or part of its properties to such Subsidiary Guarantor and neither an officers’ certificate nor an opinion of counsel will be required to be delivered.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs, but not a lease, in which such Subsidiary Guarantor is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of such Subsidiary Guarantor, and such Subsidiary Guarantor shall be discharged from its obligations under its Guarantee and the indenture.

This “Merger, Consolidation or Sale” covenant will not apply to:

•

a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent Guarantor, the OP or any Subsidiary Guarantor; provided, however that the foregoing clause shall not apply to any merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets involving the OP where the OP is not the continuing entity or the successor entity; or

•

a merger between the Parent Guarantor or any of its Subsidiaries, respectively, and an affiliate of the Parent Guarantor or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing the Parent Guarantor or such Subsidiary in another state of the United States.

Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.

No Protection in the Event of a Change of Control

The notes will not contain any provisions that may afford holders of the notes protection in the event the OP or the Parent Guarantor has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of the notes.

Certain Covenants

Limitations on Debt

Aggregate Debt Test

The Company will not, and will not permit any of its Subsidiaries to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of such additional Debt on a pro forma basis, the aggregate principal amount of all the Company’s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP (as defined below) is greater than 60% of the sum of (without duplication):

•

the Company’s Total Assets (as defined below) as of the end of the latest fiscal quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the trustee) prior to the incurrence of such additional Debt; and

•

the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any debt or securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Debt Service Test

The Company will not, and will not permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

•

such Debt and any other Debt incurred by the Company or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt since the first day of such period, had occurred at the beginning of such period;

•

the repayment or retirement of any other Debt (other than Debt repaid or retired with the proceeds of any other Debt, which repayment or retirement shall be calculated pursuant to the immediately preceding bullet and not this bullet) by the Company or its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period);

•

in the case of Acquired Debt (as defined below) or Debt incurred by the Company or any of its Subsidiaries in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

•

in the case of any acquisition or disposition by the Company or any of its Subsidiaries of any asset or group of assets in one transaction or a series of related transactions in excess of $100 million since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described in this covenant or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate (to the extent such Debt has been hedged to bear interest at a fixed rate, only the portion of such Debt, if any, that has not been so hedged), then, for purposes of calculating the Annual Service Charge, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate that would have been in effect during the entire such period had been the applicable rate for the entire such period.

Maintenance of Total Unencumbered Assets

The Company and its Subsidiaries may not at any time own Total Unencumbered Assets (as defined below) equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt (as defined below) of the Company and its Subsidiaries on a consolidated basis.

Secured Debt Test

The Company will not, and will not permit any of its Subsidiaries to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of the Company’s property or the property of any of its Subsidiaries, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Company’s outstanding Debt and the outstanding Debt of its Subsidiaries on a consolidated basis that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on the Company’s property or the property of any of its Subsidiaries is greater than 40% of the sum of (without duplication):

•

the Company’s Total Assets as of the end of the latest fiscal quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the trustee) prior to the incurrence of such additional Debt; and

•

the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any debt or securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

For purposes of the covenants described under this “—Limitations on Debt,” Debt shall be deemed to be “incurred” by the Company or any of its Subsidiaries whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Furthermore, nothing in the covenants described under this “—Limitations on Debt” shall prevent the incurrence by the Company or any of its Subsidiaries of Debt between or among the Company or any of its Subsidiaries.

Future Subsidiary Guarantors

Following the original issue date of the notes, the Company will cause each of its Subsidiaries (other than the OP) if, and for so long as, such Subsidiary, directly or indirectly, guarantees or otherwise becomes obligated in respect of the Revolving Credit Facility, any of the Senior Unsecured Notes or any of the Unsecured Term Loans, to, jointly and severally with the Parent Guarantor and any other Subsidiary of the Company that guarantees the notes, fully and unconditionally guarantee the OP’s obligations under the notes, including the due and punctual payment of principal of and interest on the notes, whether at stated maturity, upon acceleration, call for redemption or otherwise, by executing and delivering a supplemental indenture and a notation of guarantee that provides for the Guarantee within thirty calendar days in accordance with the indenture.

Provision of Financial Information

The Company shall, so long as any notes are outstanding, deliver to the trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. For so long as the notes are outstanding, if at any time the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will, at its option, either (1) post on a publicly available website, (2) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”) or (3) deliver to the trustee and the holders of the notes, in each case, within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that would have been required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, had the Company been subject to such Exchange Act reporting requirements. The trustee shall have no obligation to determine whether or not such reports, information, statements or documents have been filed, posted or delivered. If the Company elects to furnish such reports via a Confidential Datasite, access to the Confidential Datasite will be provided upon request to holders, beneficial owners of and bona fide potential investors in the notes.

Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR (or its successor) or postings to any website have occurred, and the trustee shall have no duty to participate in or monitor any conference calls. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the OP’s compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on officers’ certificates). The trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of the Indenture or to ascertain the correctness or otherwise of the information or statements contained therein. The trustee is entitled to assume such compliance and correctness unless a responsible officer of the trustee is informed in writing otherwise. The trustee shall have no responsibility for the filing, timeliness or content of any reports, information or documents.

Existence

Except as permitted by the covenant described under “—Merger, Consolidation or Sale,” the notes will provide that the OP will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, material rights (charter and statutory) and material franchises, the Parent Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, material rights (charter and statutory) and material franchises and each Subsidiary Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, material rights (charter and statutory) and material franchises. However, none of the OP, the Parent Guarantor or any Subsidiary Guarantor will be required to preserve any right or franchise if the Company determines that the preservation of the right or franchise is no longer desirable in the conduct of the OP’s, the Parent Guarantor’s or such Subsidiary Guarantor’s business, as the case may be.

Payment of Taxes and Other Claims

The notes will provide that each of the OP and the Company will each pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all material taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

•	all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a material lien upon its property or the property of any of its Subsidiaries.

However, neither the OP nor the Company will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith. If a tenant or borrower of the Company or any of its Subsidiaries fails to meet a contractual obligation to pay taxes, assessments or governmental charges related to property leased from or financed by the Company or any of its Subsidiaries, it will not constitute a violation if the Company pays or discharges or causes to be paid or discharged any such tax, assessment or charge promptly following its actual awareness of such failure.

Maintenance of Properties

The Company will cause all of its material properties used or useful in the conduct of the Company’s business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of the Company’s and its Subsidiaries’ material properties, all as in the Company’s judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in the Company’s or such Subsidiary’s best interests, (2) discontinuing maintenance or operation of any property if, in the Company’s or such Subsidiary’s reasonable judgment, doing so is in the Company’s or such Subsidiary’s best interest and is not disadvantageous in any material respect to the holders of the notes or (3) selling or otherwise disposing for value the Company’s or its Subsidiaries’ properties in the ordinary course of business.

Insurance

The Company will, and will cause each of its Subsidiaries to, maintain (either directly or indirectly by causing its tenants to maintain), with responsible companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations in accordance with prevailing market conditions and availability.

The covenants described under this caption “—Certain Covenants” shall, insofar as they relate to the notes, be subject to covenant defeasance as described under “—Defeasance—Defeasance of Certain Covenants.” In addition, the OP and any Guarantor may omit in any particular instance to comply, insofar as relates to the notes, with any covenant described under this caption “—Certain Covenants” if the holders of at least a majority in aggregate principal amount of the outstanding notes waive such compliance.

Certain Definitions

For purposes of the foregoing covenants, the following definitions apply:

“Acquired Debt” means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Annual Service Charge” means, for any period, without duplication, the maximum amount that is payable for interest expense on, and the amortization during such period of any original issue discount of, the Company’s and its Subsidiaries’ Debt in such period, but excluding: (1) interest reserves funded from the proceeds of any loan; (2) amortization of deferred financing costs, including gains or losses on early extinguishment of debt; (3) prepayment penalties; (4) non-cash swap ineffectiveness charges; and (5) any expenses resulting from the discounting of any indebtedness or fair value adjustments of interest rate hedges in connection with the application of purchase accounting in connection with any acquisition.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, outstanding as of any date, including all options, warrants or other rights issued by such Person to purchase Capital Stock of such Person.

“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

•	interest expense on Debt of the Company and its Subsidiaries;

•	provision for taxes of the Company and its Subsidiaries based on income;

•	impairment losses;

•

depreciation and amortization including, without limitation, amortization of debt discount, premium and deferred financing costs and amortization of right-of-use assets associated with finance leases of property;

•	credit losses and gains recognized on financial assets and certain other instruments not measured at fair value;

•

extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, or any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed), casualty gains and losses and severance);

•	gains and losses resulting from the extinguishment of debt;

•	the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period;

•	gains or losses on derivative financial instruments;

•	non-controlling interests (other than with respect to cash dividends and distributions actually received and included in the definition of “Earnings from Operations” as set forth below);

•	all other non-cash items (including, without limitation, amortization of deferred charges, share-based compensation expense and provisions for unrealized gains and losses); and

•

with regard to unconsolidated real estate joint ventures, plus amounts which have been deducted and minus amounts which have been added for the activity types referred to above (excluding interest expense) included in arriving at equity in income of unconsolidated entities.

“Debt” of the Company or any of its Subsidiaries means any indebtedness of the Company or any of its Subsidiaries, excluding any accrued expense or trade payable, whether or not contingent, in respect of:

•	borrowed money evidenced by bonds, notes, debentures or similar instruments;

•

indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any of its Subsidiaries, but only to the extent of the lesser of (1) the amount of indebtedness so secured and (2) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any of its Subsidiaries;

•

the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and drawn or amounts representing the balance deferred and unpaid of the purchase price of any property, or all conditional sale obligations or obligations under any title retention agreement; or

•

any lease of property by the Company or any of its Subsidiaries as lessee that is reflected on the Company’s consolidated balance sheet and classified as a finance lease in accordance with GAAP; provided, however, that in the case of this clause, Debt excludes operating lease liabilities on a Person’s balance sheet in accordance with GAAP and to the extent, in the case of items of indebtedness under the first and third bullets immediately above, that any such items (other than letters of credit) would appear as a liability on the Company’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any of its Subsidiaries); provided, however, that the term “Debt” shall not include: (1) Permitted Non-Recourse Guarantees of the Company or any of its Subsidiaries until they become primary obligations of, and payments are due and required to be made thereunder by, the Company or any of its Subsidiaries; or (2) any Debt or other obligations evidenced pursuant to security certificates issued in connection with securitization transactions and retained for risk retention purposes to the extent that (a) such security certificates are issued by Persons other than the Company and all of the Subsidiaries of the Company, (b) such security certificates are held by the Company or a Subsidiary of the Company and (c) such Debt and other obligations are included as “Liabilities” on the Company’s balance sheets.

“Earnings from Operations” means, for any period, net income excluding gains and losses on sales of assets and investments (including investments in unconsolidated joint ventures), net, as reflected in the financial statements of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any of its Subsidiaries securing Debt, other than a Permitted Encumbrance.

“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time.

“Guarantors” means collectively the Subsidiary Guarantors, if any, and the Parent Guarantor.

“Non-Recourse Debt” means Debt of a joint venture or Subsidiary of the OP (or an entity in which the OP is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including Capital Stock) of the joint venture or Subsidiary of the OP (or entity in which the

OP is the general partner or managing member) that is the borrower and is non-recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the OP (or entity in which the OP is the general partner or managing member) that is the borrower); provided further that, if any such Debt is partially recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the OP (or entity in which the OP is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”

“Permitted Encumbrances” means operating leases, Encumbrances securing taxes, assessments and similar charges, mechanics’ liens and other similar Encumbrances.

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees, indemnities or other customary guarantees provided to lenders (including by means of separate indemnification agreements, carve-out guarantees or pledges of the equity interests in the borrower ) under such Non-Recourse Debt in the ordinary course of business of the Company or any of its Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including Capital Stock) of a joint venture or Subsidiary of the Company (or an entity in which the OP is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to Company or any of its other Subsidiaries, except for such completion or budget guarantees, indemnities or other guarantees (including by means of separate indemnification agreements or carve-out guarantees or pledges of the equity interests in the borrower) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to non-recourse liability).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Revolving Credit Facility” means the Revolving Credit Agreement, dated September 4, 2020, by and among, inter alios, the OP, as borrower, the Company, the lenders party thereto, the other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, refunded or replaced (in whole or in part, including with any new credit agreement or facility) from time to time.

“Senior Unsecured Notes” means any of the OP’s 4.84% Series A Notes due April 2027, 5.09% Series B Notes due July 2028 and 5.19% Series C Notes due July 2030, as the same may be amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, refunded or replaced (in whole or in part, including with any new credit agreement or facility) from time to time.

“Subsidiary” means, with respect to any Person, a corporation, partnership, trust, joint venture, limited liability company or other entity the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person and which is required to be consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means Capital Stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.

“Total Assets” means, as of any date, the sum of (1) Undepreciated Real Estate Assets and (2) all of the Company’s and its Subsidiaries’ other assets, in each case, excluding accounts receivable, right-of-use operating lease assets and non-real estate intangibles and, in each case, determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means the sum of the Company’s and its Subsidiaries’ Undepreciated Real Estate Assets and the value determined in accordance with GAAP of all of the Company’s and its Subsidiaries’ other assets, excluding accounts receivable, right-of-use operating lease assets and non-real estate intangibles, in each case not subject to an Encumbrance; provided, however, that “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets, loans secured by real estate assets, right-of-use assets associated with leases of property required to be reflected as finance leases on the balance sheet of the Company and its Subsidiaries in accordance with GAAP and related intangibles of the Company and its Subsidiaries on such date, before depreciation and amortization charges, determined on a consolidated basis in accordance with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of the Company and its Subsidiaries in accordance with GAAP.

“Unsecured Debt” means Debt of the types described in first and third bullets of the definition thereof that is not secured by any mortgage, pledge, lien, charge or security interest of any kind upon any of the properties of the Company or any of its Subsidiaries.

“Unsecured Term Loans” means each of (1) the 2022 Term Loan Agreement, dated February 7, 2020, by and among, the Company, the OP, as borrower, the lenders party thereto, the other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent, sole lead arranger and sole bookrunner, (2) the 2023 and 2024 Revolving Credit and Term Loan Agreement, dated June 23, 2017, by and among, the Company, the OP, as borrower, the lenders party thereto, the other financial institutions party thereto and Manufacturers and Traders Trust Company, as administrative agent, joint lead arranger and joint bookrunner, and (3) the 2026 Term Loan Agreement, dated February 27, 2019, by and among, the Company, the OP, as borrower, the lenders party thereto, the other financial institutions party thereto and Capital One, National Association, as administrative agent, joint lead arranger and joint bookrunner, in each case as the same may be amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, refunded or replaced (in whole or in part, including with any new credit agreement or facility) from time to time.

Events of Default

The indenture provides that the following events are “Events of Default” with respect to the notes:

•	default for 30 days in the payment of any installment of interest under the notes;

•	default in the payment of the principal amount or any other portion of the redemption price due with respect to the notes, when the same becomes due and payable;

•

failure by the OP or any Guarantor to comply with any of the OP’s or any Guarantor’s respective other agreements in the notes, the Guarantees or the indenture with respect to the notes upon receipt by the OP of notice of such default by the trustee or by holders of not less than 25% in principal amount of the notes then outstanding and the OP’s failure to cure (or obtain a waiver of) such default within 60 days after the OP receives such notice;

•

failure to pay any Debt (other than Non-Recourse Debt) for monies borrowed by the OP, the Company or any of their respective Significant Subsidiaries in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt (other than Non-Recourse Debt) is, or has become, the primary obligation of the OP or the Company and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the OP from the trustee (or to the OP and the trustee from holders of at least 25% in principal amount of the outstanding notes);

•

the Guarantee of any Guarantor ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or a Guarantor denies or disaffirms its obligations under the indenture or its Guarantee, except by reason of the release of such Guarantee in accordance with provisions of the indenture; or

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the OP or the Parent Guarantor or any Significant Subsidiary or all or substantially all of their respective property.

If an Event of Default under the indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to the OP or the Parent Guarantor, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to the OP and the Company (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in principal amount of outstanding notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if:

•

the OP or the Company has deposited with the trustee all required payments of the principal of, and premium, if any, and interest on, the notes, plus certain fees, expenses, disbursements and advances of the trustee; and

•

all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), or premium, if any, and interest on, the notes that have become due solely because of such acceleration, have been cured or waived as provided in the indenture.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:

•

in the payment of the principal of, or premium, if any, or interest on, the notes, unless such default has been cured and the OP or the Company shall have deposited with the trustee all required payments of the principal of and premium, if any, and interest on the notes; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

The trustee will be required to give notice to the holders of the notes of a default under the indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or premium, if any, or interest on the notes) if the trustee considers the withholding to be in the interest of the holders.

The indenture provides that no holder of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity or security satisfactory to the trustee. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of and premium, if any, and interest on the notes at the respective due dates thereof.

The trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders shall have offered, and, if requested, provided to the trustee security or indemnity satisfactory to the trustee. The holders of at least a majority in principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which may be unduly prejudicial to the holders of the notes not joining therein provided, however, that the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction (it being expressly understood that the trustee shall not have an affirmative duty to ascertain whether such action is prejudicial).

Within 120 days after the close of each fiscal year, the OP and each Guarantor must deliver a certificate of its principal executive officer, principal financial officer or principal accounting officer certifying to the trustee whether or not such officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

As used herein:

“Significant Subsidiary” has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended.

Modification, Waiver and Meetings

Modifications and amendments of the indenture with respect to the notes will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of each holder affected:

•	reduce the principal amount of the notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on the notes;

•	reduce the principal of, or premium, if any, on, or change the fixed maturity of, the notes;

•

waive a default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium, if any, or interest on, the notes payable in currency other than that stated in the notes;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of the notes to receive payment of the principal of, or premium, if any, or interest on, the notes and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	waive a redemption payment with respect to the notes; or

•	release any Guarantor as a guarantor of the notes other than as provided in the indenture or modify the Guarantee in any manner adverse to the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the indenture with respect to the notes will be permitted to be made by the OP, any Guarantor and the trustee without the consent of any holder of the notes for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that this action shall not adversely affect the interests of holders of the notes in any material respect;

•	to evidence a successor to the OP as obligor or any Guarantor as guarantor under the indenture with respect to the notes;

•	to make any change that does not adversely affect the interests of the holders of any notes then outstanding;

•	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to reflect the release of any Guarantor, as guarantor, in accordance with the provisions of the indenture;

•	to secure the notes;

•	to add guarantors with respect to the notes; and

•	to conform the text of the indenture, any Guarantee or the notes to any provision of this “Description of Notes” and “Description of Debt Securities and Guarantees” in the accompanying prospectus.

In determining whether the holders of the requisite principal amount of outstanding notes have concurred in any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of notes, the indenture provides that notes owned by the OP or any Guarantor or any other obligor upon the notes or any affiliate of the OP or any Guarantor or any of the other obligors actually known to a responsible officer of the trustee shall be disregarded.

The indenture contains provisions for convening meetings of the holders of notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the OP or the Company or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of at least a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing at least a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.

Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the notes with respect to any action that the indenture expressly provides may be taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding notes.

Book-entry, Delivery and Form

The notes will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of

DTC’s partnership nominee, Cede & Co. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement system and are subject to changes by them. Neither the trustee nor the OP takes any responsibility for these operations and procedures and each urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the OP that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the OP that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, the OP, any Guarantor and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for all purposes.

Consequently, none of the OP, the Guarantors, the trustee or any agent of them or the trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the OP that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the OP. Neither the OP nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the OP and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised the OP that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the notes for legended notes in certificated form, and to distribute such notes to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)

DTC (a) notifies the OP that it is unwilling, unable or ineligible to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the OP fails to appoint a successor depositary within 90 days of such notice;

(2)	the OP, at its option, notifies the trustee in writing that the OP elects to cause the issuance of the Certificated Notes; or

(3)	upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The underwriters will settle the notes in immediately available funds. In accordance with the indenture, the OP will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. In accordance with the indenture, the OP will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts of the holders in whose names the Certificated Notes are registered or, if no such account is specified, by mailing a check to each such holder’s registered address or against presentation and surrender at maturity or earlier redemption. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The OP expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the OP that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register or electronically pursuant to the depositary’s procedures; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.

Defeasance

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the notes, the OP may be discharged from any and all obligations in respect of the notes (subject to certain exceptions). The OP will be so discharged upon the deposit with the trustee, in trust, of cash in U.S. dollars and/or U.S. Government Obligations (as defined below) that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and premium, if any, and interest on, if any, the notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes.

This discharge may occur only if, among other things, the OP delivered to the trustee an opinion of counsel (which may be an employee of, or counsel to, the OP) reasonably acceptable to the trustee confirming, subject to customary limitations, conditions and exceptions, that the OP has received from, or there has been published by, the U.S. Internal Revenue Service, a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, the United States for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

Defeasance of Certain Covenants

The indenture provides that upon compliance with certain conditions:

•	the OP may omit to comply with certain covenants set forth in the indenture; and

•	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the notes, or covenant defeasance.

The conditions include:

•

depositing with the trustee cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and premium, if any, and interest in respect of the notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes; and

•

delivering to the trustee an opinion of counsel (which may be an employee of, or counsel to, the OP) reasonably acceptable to the trustee confirming, subject to customary limitations, conditions and exceptions, that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event the OP exercises its option to effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any Event of Default, the amount of cash in U.S. dollars and/or U.S. Government Obligations on deposit with the trustee may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. In such a case, the OP would remain liable for those payments.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all outstanding notes when:

•	either:

•

all notes that have been authenticated and delivered (other than notes that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the trustee for cancellation; or

•

all notes that have not been delivered to the trustee for cancellation: (1) have become due and payable by reason of sending a notice of redemption or otherwise; (2) will become due and payable at their stated maturity within one year; (3) have been called for redemption or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the OP’s name, and at the OP’s expense; or (4) are deemed paid and discharged as set forth under the caption “—Defeasance—Legal Defeasance”; and the OP, in case of (1), (2) or (3), has irrevocably deposited or caused to be deposited with the trustee in trust cash in U.S. dollars or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide cash sufficient to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal of, and premium, if any, and interest on, the notes to the date of maturity or redemption, as the case may be, in accordance with the terms of the indenture and the notes;

•	the OP has paid or caused to be paid all other sums payable under the indenture by the OP; and

•

the OP has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Governing law

The indenture, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

Except as provided in the indenture, no past or present director, officer, employee, stockholder or limited partner of the OP or any Guarantor, as such, will have any liability for any of the OP’s obligations or those of any Guarantor under the notes, the indenture or any Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at the OP’s option as provided in the indenture.

Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others. If an Event of Default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee will be required to use the same degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture only after those holders have offered, and, if requested, provided the trustee indemnity satisfactory to it.

If the trustee becomes one of the OP’s creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the OP. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Conversion or Exchange Rights

The notes will not be convertible into or exchangeable for any shares of beneficial interest of the OP or the Company.

Additional Information

You may request copies of the Indenture and the form of the notes from us.

UNDERWRITING

J.P. Morgan Securities LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, the OP has agreed to sell to each underwriter named below, and each such underwriter has agreed, severally and not jointly, to purchase from the OP, the principal amount of notes set forth opposite the underwriter’s name.

Underwriter	Principal amount of notes
J.P. Morgan Securities LLC	$
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to certain terms and conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The OP and the Parent Guarantor, jointly and severally, have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Commissions and Discounts

The underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to      % of the principal amount of the notes. Any such securities dealers may resell the notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to     % of the principal amount of the notes. After the initial offering of the notes to the public, the representatives may change the public offering price and discounts.

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $            . The OP also agreed to reimburse the underwriters for certain of their expenses incurred in connection with this offering.

New Issue of Notes

The notes are a new issue of securities with no established trading market. The OP does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised the OP that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Short Positions and Stabilizing Transactions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. Certain of the underwriters and/or their respective affiliates are lenders under our unsecured revolving credit facility and term loans and may become lenders under our future indebtedness and will receive their proportionate share of any amount of our unsecured revolving credit facility, term loans and other indebtedness under which they are lenders that is repaid with the net proceeds from this offering. See “Use of Proceeds.” In addition, an affiliate of U.S. Bancorp Investments, Inc. is the trustee under the indenture offering the notes.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve our and our affiliates’ securities and instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Delayed Settlement

It is expected that delivery of the notes will be made against payment therefor on or about                     , 2021, which is the              business day following the date hereof (such settlement cycle being referred to as “T+            ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day preceding the delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+ , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day preceding their date of delivery should consult their own advisors.

Selling Restrictions and Notices to Certain Investors

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”) provided that no such offer of the notes shall require the publication by the OP or any of the underwriters of a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors and in circumstances in which no obligation arises for the OP or any of the underwriters to produce a prospectus pursuant in relation to such offer. Neither the OP nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2(e) of the Prospectus Regulation and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person located in any Member State of the EEA to whom any offer of the notes is made, or who receives any communication in respect of an offer of the notes, or who initially acquires any notes, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each of the OP and the underwriters that (i) it is a “qualified investor” within the meaning of the law in that Member State of the EEA implementing Article 2(e) of the Prospectus Regulation; and (ii) it is not a retail investor. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the

Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the OP or the Parent Guarantors.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. This prospectus supplement has not been approved by the Financial Conduct Authority or any other competent authority. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents. Neither the OP nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”).

PROHIBITION OF SALES TO UK RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (“UK MiFIR”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Each person located in the United Kingdom to whom any offer of the notes is made, or who receives any communication in respect of an offer of the notes, or who initially acquires any notes, or to whom the notes are otherwise made available will be deemed to have represented, warranted, acknowledged and agreed to and with each of the OP and the underwriters that it is not a retail investor. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR.

Notice to Prospective Investors in Hong Kong

The notes have not been and will not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended, the “FIEA”) on the ground that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the notes shall be made aware that they shall not transfer the notes to anyone other than other QIIs. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except the private placement described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA;

(b)

to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or

(c)	otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(i)

to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The notes sold are not of a “reporting issuer” as such term is defined under applicable Canadian securities legislation. The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. In certain circumstances, these resale restrictions may apply to re-sales made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any contemplated resale of securities.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

This document does not contain, nor should it be construed to contain, any legal or tax advice to any Canadian purchaser, and no representations with respect to the Canadian federal, provincial or local income tax consequences to any Canadian purchaser is made. In particular, no information has been provided with respect to Canadian or foreign income tax considerations which might be relevant to Canadian purchasers. Canadian purchasers should consult their own legal and tax advisers with respect to the Canadian, federal, provincial and local tax consequences of an investment in the securities.

The offering is being made by a non-Canadian issuer using disclosure documents prepared in accordance with non-Canadian securities laws. Canadian purchasers should be aware that these requirements may differ significantly from the requirements in the applicable Canadian province or territory. The forward-looking information included or incorporated by reference herein may not be accompanied by the disclosure and explanations that would be required of a Canadian issuer under applicable Canadian securities laws.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this document, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception du présent document, chaque acquéreur de titres confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit l’offre de titres décrite aux présentes (y compris, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés uniquement en anglais.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP. Clifford Chance US LLP, New York, New York will act as counsel and pass on certain legal matters for the Underwriters. Ballard Spahr LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law, including the validity of the notes to be issued in connection with this offering. Fried, Frank, Harris, Shriver  & Jacobson LLP may rely upon the opinion of Ballard Spahr LLP.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

SEC rules allow us to incorporate information into this prospectus supplement and the accompanying prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021 and for the quarter ended June 30, 2021;

•	our Definitive Proxy Statement filed with the SEC on April 9, 2021; and

•

our Current Reports on Form 8-K filed with the SEC on January 11, 2021 (excluding any information furnished pursuant to Item 7.01 or the related Item 9.01), March  18, 2021, May  24, 2021, June  28, 2021 and August 24, 2021.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may request a copy of these filings, at no cost, by contacting Investor Relations, Broadstone Net Lease, Inc., 800 Clinton Square, Rochester, New York, 14604, by telephone at (585) 287-6500 or by visiting our website, www.broadstone.com. The information contained on our website is not part of this prospectus supplement and the accompanying prospectus. Our reference to our website is intended to be an inactive textual reference only.

PROSPECTUS

Broadstone Net Lease, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Guarantees of Debt Securities

Broadstone Net Lease, LLC

Debt Securities

We may offer and sell the securities identified above from time to time in one or more offerings. Broadstone Net Lease, LLC may offer from time to time debt securities in one or more series. This prospectus provides you with a general description of the securities.

This prospectus describes some of the general terms and conditions that may apply to the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific terms and conditions of any securities being offered. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in any of the securities.

We, including Broadstone Net Lease, LLC as the operating partnership (“OP”), may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 56. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock currently trades on the New York Stock Exchange, or the NYSE, under the symbol “BNL.” On June 22, 2021 the last reported sale price of our common stock on the NYSE was $23.72 per share.

Investing in the securities involves risks. See the risks described under “Risk Factors” beginning on page 4 of this prospectus and in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Incorporation of Certain Information by Reference” and “Where To Find Additional Information” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 23, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer in one or more offerings any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, to the extent required, a prospectus supplement will be provided and it will be attached to this prospectus. The prospectus supplement will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the headings “Where to Find Additional Information,” “Incorporation of Certain Information by Reference” and any additional information you may need to make your investment decision.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. The business, financial condition, liquidity, results of operations and prospects of our Company may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference”, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Broadstone Net Lease, Inc. and its consolidated subsidiaries, including Broadstone Net Lease, LLC. Our common stock, preferred stock, depositary shares, warrants, rights and guarantees of debt securities, and the debt securities of Broadstone Net Lease, LLC, are referred to herein collectively as the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends, that are intended to be made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements included in this prospectus and the documents incorporated by reference are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus, including the documents incorporated by reference. For a detailed discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” beginning on page 5 of this prospectus and under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other documents that we file from time to time with the Securities and Exchange Commission. Moreover, new risk factors may emerge from time to time. It is not possible for our management to predict all such risk factors, nor can we assess the impact of all such risk factors on our company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

THE COMPANY

We are an internally-managed real estate investment trust (“REIT”) that acquires, owns, and manages primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. Since our inception in 2007, we have selectively invested in net leased assets in the industrial, healthcare, restaurant, office, and retail property types, and as of May 31, 2021, our portfolio has grown to 660 properties in 41 U.S. states and one property in Canada.

We focus on investing in real estate that is operated by creditworthy single tenants in industries characterized by positive business drivers and trends. We target properties that are an integral part of the tenants’ businesses and for which there are therefore opportunities to secure long-term net leases. Through long-term net leases, our tenants are able to retain operational control of their strategically important locations, while allocating their debt and equity capital to fund their core business operations rather than real estate ownership.

We conduct substantially all of our activities through, and all of our properties are held directly or indirectly by, the OP, which is commonly referred to as an umbrella partnership real estate investment trust or UPREIT. We are the sole managing member of the OP. As of March 31, 2021, we owned approximately 92.8% of outstanding membership units of the OP (“OP Units”). For more information regarding our company, see “Incorporation Of Certain Information By Reference.”

Our principal executive offices are located at 800 Clinton Square, Rochester, New York, 14604, and our telephone number is (585) 287-6500.

We maintain a website that contains information about us at www.broadstone.com. The information included on our website is not, and should not be considered, a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the accompanying prospectus supplement involves risks. You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as updated by our subsequent filings. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus and the accompanying prospectus supplement and any applicable freewriting prospectus, as updated by our subsequent filings under the Exchange Act, before you decide to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant portion of your investment in our securities.

GUARANTOR DISCLOSURES

Guarantor Financial Information

Broadstone Net Lease, Inc. may guarantee debt securities of our OP as described in “Description of Debt Securities and Related Guarantees.” Any such guarantees by Broadstone Net Lease, Inc. will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities. Broadstone Net Lease, Inc. owns all of its assets and conducts all of its operations through the OP and the OP is consolidated into Broadstone Net Lease, Inc.’s financial statements.

In March 2020, the Securities and Exchange Commission adopted amendments to Rule 3-10 of Regulation S-X and created Rule 13-01 to simplify disclosure requirements related to certain registered securities. Broadstone Net Lease, Inc. and the OP have filed this prospectus with the Securities and Exchange Commission registering, among other securities, debt securities of the OP, which will be fully and unconditionally guaranteed by Broadstone Net Lease, Inc. As a result of the amendments to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the OP have not been presented.

Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the OP because the assets, liabilities and results of operations of the OP are not materially different than the corresponding amounts in Broadstone Net Lease, Inc.’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the OP in exchange for operating partnership units. Our OP intends to use the net proceeds received from us or from any sale of offered securities by it as set forth in the applicable prospectus supplement. Pending application of cash proceeds, we may invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to continue to qualify as a REIT for U.S. federal income tax purposes. If a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock is qualified in its entirety by our Articles of Incorporation (as now or hereafter amended or supplemented from time to time, the “Charter”) and our Second Amended and Restated Bylaws (“Bylaws”), each of which is incorporated by reference in this prospectus, and applicable provision of the Maryland General Corporation Law, or MGCL. Copies of our existing Charter and Bylaws are filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where To Find More Information.”

General

Pursuant to our Charter, we are authorized to issue an aggregate of 520,000,000 shares of capital stock, of which 500,000,000 shares are designated as Common Stock with a par value of $0.00025 per share, and 20,000,000 shares are designated as preferred stock with a par value of $0.001 per share. Of our 500,000,000 authorized shares of Common Stock, 60,000,000 shares were previously designated as Class A Common Stock, and 440,000,000 shares were Common Stock without further designation. On March 22, 2021, each share previously designated as Class A Common Stock was automatically converted into one share of our Common Stock, without further designation.

Our board of directors, with the approval of a majority of our entire board of directors and without any action by our stockholders, may amend our Charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. In addition, our Charter authorizes our board of directors to classify and reclassify any unissued shares of our Common Stock and preferred stock into other classes or series of stock and to set, subject to the restrictions on ownership and transfer of our stock in our Charter, and subject to the express terms of any class or series of our stock then outstanding, the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, or other distributions, qualifications, and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of Common Stock or preferred stock with terms and conditions which provide the holders thereof with specified dividend payments and payments upon liquidation prior or senior to those of the Common Stock and which could have the effect of delaying, deferring, or preventing a transaction or a change in control that might involve a premium price for our Common Stock or that our holders of Common Stock otherwise believe to be in their best interests.

DESCRIPTION OF COMMON STOCK

All holders of shares of our Common Stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors, but excluding any matter that, pursuant to the terms of any class or series of our preferred stock, may be voted on only by the holders of preferred stock. Directors are elected by a plurality of the votes cast at a meeting in which directors are being elected and at which a quorum is present. Our Charter does not provide for cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our Common Stock can effectively elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. Subject to any preferential rights of any outstanding class or series of preferred stock (or other capital stock), the holders of shares of our Common Stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, in the event of our liquidation, dissolution, or winding up, are also entitled to share ratably in our assets legally available for distribution to our stockholders after payment of, or adequate provision for, all of our known debts and liabilities. All holders of our Common Stock share equally in any distributions authorized by our board of directors and declared by us and payable to holders of our Common Stock.

Our common stockholders have no preference, exchange, sinking fund, or redemption rights and have no preemptive rights to purchase or subscribe for any of our capital stock. As permitted by the MGCL, our Charter does not include a provision, providing that our stockholders are not entitled to exercise the rights of an objecting stockholder, sometimes referred to as “appraisal rights.” However, the MGCL further provides that these rights are not available to holders of stock of any class or series listed on a national securities exchange. Accordingly, the Common Stock is not entitled to these rights (applicable only under limited circumstances, including a merger, consolidation, share exchange, or transfer of assets). Subject to the restrictions on ownership and transfer of our stock in our Charter, holders of shares of our Common Stock have equal dividend, liquidation, and other rights. Because our operating assets are held by the OP or its wholly-owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders. Stockholders are not liable for our acts or obligations solely due to their status as stockholders.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. Shares of our Common Stock are held in “uncertificated” form, which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminates the need to return a duly executed share certificate to effect a transfer. Information regarding restrictions on the transferability of our shares of Common Stock that, under Maryland law, would otherwise have been required to appear on our share certificates are instead furnished to our stockholders upon request and without charge. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds.

Pursuant to the OP Agreement, as a general rule, each non-managing member may exercise a redemption right to redeem his or her OP Units for either cash or, at our election, a number of shares of our Common Stock at any time beginning six months following the date of the issuance of the OP Units held by the non-managing member.

Power to Issue Additional Shares of Common Stock

We believe that the power to issue additional shares of our Common Stock and to classify or reclassify unissued shares of our Common Stock and to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Pursuant to our Charter, our board of directors may take these actions without approval by our stockholders, unless stockholder approval is required by applicable law, the terms of any class or series of our stock, or the rules of any stock exchange or automated quotation system on which our stock may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer, or prevent a transaction or a change in control of our company that might involve a premium price for our stock or that our stockholders otherwise believe to be in their best interest. In addition, our issuance of additional shares of stock in the future could dilute the voting and other rights of the holders of shares of Common Stock.

Restrictions on Ownership and Transfer of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code of 1986, as amended (the “Code”), by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year, excluding our first taxable year for which we elected to be taxed as a REIT. In addition, the outstanding shares of our stock must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elected to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. Subject to special rules for leases to our taxable REIT subsidiaries, the aggregate of the rents received by the OP from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other consequences, our Charter contains limitations on the ownership and transfer of shares of our stock which are intended to prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of the aggregate of our then outstanding capital stock (of any class or series) or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding Common Stock and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our Charter includes provisions intended to prohibit any transfer of, or other event with respect to, shares of our capital stock that would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT (including, but not limited to, ownership that would result in us owning an interest in a tenant if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

Our Charter provides that the shares of our capital stock of any class or series that, if transferred, would result in a violation of the ownership limits described above will be transferred automatically to a trust effective on the business day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. Such trustee will receive all distributions on the shares of our capital stock in the trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. Our Charter provides that the intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limits based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, ownership that would result in us owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code). If the transfer to the trust would not be effective for any reason to prevent a violation of the foregoing limitations on ownership and transfer, then our Charter provides that the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares. In addition, our Charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee and to the charitable beneficiary as follows. The intended transferee will receive an amount equal to the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the closing or last sales price reported on the NYSE of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the intended transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the intended transferee, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the intended transferee received an amount for the shares that exceeds the amount described above that such intended transferee was entitled to receive, such excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the closing or last sales price reported on the NYSE at the time of the devise or gift) and (2) 95% of the closing or last sales price reported on the NYSE on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who acquires or attempts or intends to acquire shares of our capital stock in violation of the foregoing restrictions or who would have owned shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to qualify as a REIT or that compliance is no longer required in order for REIT qualification.

The ownership limits do not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limits upon receiving appropriate assurances from such person that our qualification as a REIT is not jeopardized. Any person who owns more than 5.0% (or such other percentage as required under the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth, among other things, the number of shares of our capital stock beneficially owned.

These restrictions on ownership and transfer apply to all classes and series of our capital stock, including our Common Stock, and could delay, defer, or prevent a transaction or a change of control of our company that might involve a premium price for our stock that our stockholders believe to be in their best interest.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of our Common Stock is Computershare Trust Company, N.A.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our Board of Directors

Our Charter and Bylaws provide that the number of directors of our Company may be established, increased, or decreased only by a majority of our directors then serving but may not be fewer than the minimum number required under the MGCL (which is one) or our Charter (whichever is greater) nor, unless our bylaws are amended, more than 12.

Removal of Directors

Under the MGCL, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, and unless the board of directors is classified (which ours is not) or the charter requires cause or a higher vote (which ours does not), stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange, or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its share.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our Charter exempts any business combination between us and any other person from the provisions of this statute. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations involving us. As a result, any person will be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to exercise or direct the exercise of the voting power in the election of directors generally but excluding: (1) the person who has made or proposes to make the control share acquisition; (2) any officer of the corporation; or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors of the company to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders at which the voting rights of such shares are considered and not approved is held, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation, or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our Charter and Bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or

•	a majority requirement for the calling of a special meeting of stockholders.

By resolution of our board of directors, we have opted out of all provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors without stockholder approval. Moreover, this resolution provided that, without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of the other provisions of Subtitle 8, and this resolution may not be amended without the prior approval of a similar vote of our stockholders.

Through provisions in our Charter and Bylaws unrelated to Subtitle 8, we will (1) vest in our board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our president, our chief executive officer, a majority of our board of directors, or a majority of the independent directors, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting to call a special meeting of stockholders. If we receive stockholder approval to elect to be subject to the provisions of Subtitle 8 relating to a classified board, our board of directors would automatically be classified into three classes with staggered terms of office of three years each. In such circumstance, the classification and staggered terms of office of the directors would make it more difficult for a third party to gain control of the board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of the directors.

Amendments to Our Charter and Bylaws

As provided in the MGCL, amendments to our Charter must be advised by our board of directors and approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. In addition, the holders of our Common Stock, voting as a separate class, are required to approve any amendment to our Charter which will affect such holders differently than the holders of our Common Stock. Pursuant to our Bylaws as of the completion of this offering, both our board of directors and a majority of our stockholders will be able to amend our bylaws.

Meetings of Stockholders

Under our Bylaws and pursuant to Maryland law, annual meetings of stockholders will be held each year at a date and at the time and place determined by our board of directors. Special meetings of stockholders may be called by the chairman of our board of directors, our president, our chief executive officer, a majority of our board of directors, or a majority of our independent directors. Additionally, subject to the provisions of our Bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our Bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by a stockholder may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors, or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business, and who has complied with the advance notice procedures of our Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with our Bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our Bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our Bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our Bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The restrictions on ownership and transfer of our stock and the advance notice provisions of our Bylaws could delay, defer, or prevent a transaction or a change of control of our company. Likewise, if our board of directors were to elect to be subject to the business combination provisions of the MGCL or if the provision in our Bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Further, a majority of our entire board of directors has the power, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we are authorized to issue, to classify, and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly classified shares, as discussed under the caption “Description of Our Capital Stock—Power to Issue Additional Shares of Common Stock and Preferred Stock,” and could authorize the issuance of shares of Common Stock or another class or series of stock, including a class or series of preferred stock, that could provide the holders thereof with specified dividend payments and payments upon liquidation prior or senior to those of the Common Stock, and could have the effect of delaying, deferring, or preventing a change in control of us. These actions may be taken without stockholder approval unless such approval is required by applicable law, the terms of any other class or series of our stock, or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our Common Stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.

Our Charter and Bylaws also will provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our Bylaws discussed above under the captions “—Meetings of Stockholders” and “—Advance Notice of Director Nominations and New Business” will require stockholders seeking to call a special meeting, nominate an individual for election as a director, or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us, and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer, or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Forum for Certain Litigation

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of our company, except with respect to actions arising under the Securities Act or Exchange Act, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors or officers or employees arising pursuant to any provision of the MGCL or our Charter or Bylaws, or (d) any action asserting a claim against us or any of our directors or officers or employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property, or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our Charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

Our Charter provides, as permitted by the MGCL, that we may advance reasonable expenses incurred by a director or officer who is party to a proceeding in advance of the final disposition of the proceeding upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on his or her behalf to repay the amount advanced to him or her if it is ultimately determined that the standard of conduct for indemnification by us was not met.

Our Charter also requires us to provide the same indemnification and advancement of expenses that we are permitted to provide to directors and officers to any person who served as an employee or agent of our Company or an employee or agent of BRE.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require that, subject to certain conditions, we indemnify each director and officer to the fullest extent permitted by law against any and all liabilities and expenses to which they may become subject by reason of their service as a director, officer, employee, or agent of our company, and that we advance to each director and officer all related expenses incurred by each director or officer in defense of any claim or proceeding without any preliminary determination of the director’s or officer’s entitlement to indemnification; provided, that any amounts advanced will be refunded to us by the indemnified director or officer if it is ultimately determined that they did not meet the standard of conduct necessary for indemnification. The indemnification agreements also require that we maintain directors’ and officers’ liability insurance covering our directors and officers on terms at least as favorable as the policy coverage in place as of the date each indemnification agreement is entered into. Each indemnification agreement may only amended by the mutual written agreement of our Company and the director or officer party thereto.

In addition to the indemnification agreements described above, we have also purchased and maintain directors’ and officers’ liability insurance covering that insures both us and our directors and officers against exposure and liability normally insured against under such policies, including exposure to liabilities of the type addressed by the indemnity provisions described above.

REIT Qualification

Our Charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT.

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of the preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our Charter, the applicable articles supplementary that describes the terms of the related class or series of preferred stock, and our Bylaws, each of which we will make available upon request.

General

Our Charter provides that we may issue up to 20,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors may classify any unissued shares of preferred stock and reclassify any previously classified but unissued shares of preferred stock of any class or series from time to time in one or more classes or series of capital stock. Prior to issuance of shares of each class or series, the board of directors is required by the MGCL and our Charter to set for each such class or series, subject to the provisions of our Charter regarding the restrictions on ownership and transfer of shares and subject to the express terms of any class or series of shares then outstanding, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

The rights, preferences, privileges and restrictions of any series of preferred stock will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred stock in the prospectus supplement relating to that series, which terms will include:

•	the designation and par value of the preferred stock;

•	the voting rights, if any, of the preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per preferred share and the offering price of the preferred stock;

•	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred stock will accumulate;

•	the procedures for any auction and remarketing for the preferred stock, if applicable;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for, and any restriction on, redemption, if applicable, of the preferred stock;

•	the provision for, and any restriction on, repurchase, if applicable, of the preferred stock;

•

the terms and provisions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner or calculation thereof) and conversion period;

•	the terms under which the rights of the preferred stock may be modified, if applicable;

•	the relative ranking and preferences of the preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitation on issuance of any other series of preferred stock, including any series of preferred stock ranking senior to or on parity with the series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any listing of the preferred stock on any securities exchange;

•	if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the preferred stock;

•	information with respect to the transfer agent, paying agent and registrar for the preferred stock, and any book-entry procedures, if applicable;

•

in addition to those restrictions described below, any other restrictions on the actual and constructive ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, additional rights, preferences, privileges or restrictions of the preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock

Our board of directors has the power, without stockholder approval, to amend our Charter from time to time to increase the number of authorized shares of stock or the number of authorized shares of stock of any class or series, to cause us to issue additional authorized but unissued shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock. The additional classes or series will be available for issuance without further action by our stockholders unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending on the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our common stock. We expect to adopt similar restrictions with respect to any class or series of preferred stock offered pursuant to this prospectus under the articles supplementary for each such class or series. The applicable prospectus supplement will specify any additional ownership limitations relating to such class or series. See “Restrictions on Ownership”.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular series, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a preferred share depositary, we will cause such preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our Charter. See “Restrictions on Ownership”.

From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole common stock, other preferred stock or other shares of beneficial interest, and upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts (other than any change in fees) or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least majority of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depositary if (1) such termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each related preferred share shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust

Company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred stock depositary with respect to the related preferred stock.

Neither the preferred stock depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred stock depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

Holders of depositary receipts will be subject to the ownership restrictions of the Charter. See “Restrictions on Ownership”.

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of our preferred stock, depositary shares representing preferred stock or common stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our shareholders for the purchase of common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “the OP,” “we,” “our” or “us” refer to Broadstone Net Lease, LLC excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. Payments on the subordinated debt securities will be subordinated to the prior payment in full of our senior debt, as described in this section under “Subordination.” Each indenture provides that we may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in, or under authority granted by, a resolution of our board of directors or as established in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities previously issued. Debt securities of one series may be issued at different times and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of debt securities and whether the debt securities are senior or subordinated;

•	the aggregate principal amount of the debt securities of the series and any limit on the aggregate principal amount;

•

whether such debt securities are to be issuable in global form and, if so, the terms and conditions, if any, upon which interests in such global security may be exchanged for securities issued in definitive form;

•	the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which we will pay the principal of and premium, if any, on debt securities of the series;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•

if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount or the method by which such portion is to be determined;

•	the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon us in respect of the debt securities of the series or the indenture may be served, if different than the corporate trust office of the trustee;

•	the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into our equity securities or into any other securities of us or any other Person;

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if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made, the manner of determining the equivalent thereof in U.S. dollars for any purpose, and the ability, if any, of us or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies and the terms and conditions upon which such election may be made;

•

whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “indexed securities”) and the manner used to determine those amounts;

•	any addition to, modification of, or deletion of, any covenant or event of default with respect to debt securities of the series or any guarantee;

•	if the provisions relating to satisfaction and discharge shall not be applicable to the debt securities;

•	the covenants subject to covenant defeasance;

•	the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

•	the identity of the depositary for the global debt securities;

•

the circumstances under which we or any guarantor will pay additional amounts on such securities in respect of any tax, assessment, or other governmental charge and whether we will have the option to redeem such securities rather than pay the additional amounts;

•

if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

•	the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities;

•	whether the debt securities will be secured and the terms of any such collateral;

•

if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

•	whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities of the series may be listed;

•	the price or prices at which the debt securities of the series will be sold;

•

the person to whom any interest on any registered security shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such payment and the manner in which any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture;

•	any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the indenture; and

•	any other terms of debt securities of the series and any deletions from or modifications or additions to the indenture in respect of such securities.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Other than to the extent described below under “Merger, Consolidation or Sale” or as provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the indentures will not contain any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a material adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

•	a highly leveraged or similar transaction involving our management, or any affiliate of any of those parties,

•	a change of control, or

•	a reorganization, restructuring, merger, or similar transaction involving us or its affiliates.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Merger, Consolidation or Sale

We may consolidate or merge with, or sell, assign, convey, transfer or lease all or substantially all of our assets to, any other entity, provided that:

•

we will be the continuing entity, or the successor entity will be domiciled in the United States or a state thereof and will expressly assume payment of the principal of and any interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•

immediately after giving effect to the transaction, no event of default under the indenture, and no event which after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate of the Company and an opinion of counsel covering these conditions shall have been delivered to the trustee.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at the corporate trust office of the trustee. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•

issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the indenture:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

•

the principal amount of any indexed security that shall be deemed to be outstanding for these purposes shall be the principal amount of the indexed security determined on the date of its original issuance, unless otherwise provided in the indenture,

•

the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

•	a debt security owned by us or any obligor on the debt security or any of our affiliates or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Covenants

Existence. Except as described under the section above entitled “Merger, Consolidation or Sale,” we will be required to do everything necessary to preserve and keep in full force and effect our existence, rights and franchises; however, we will not be required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business.

Provision of financial information. For so long as any notes are outstanding, if the Company is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, we will deliver to the trustee the annual reports, quarterly reports and other documents which we are required to file with the SEC within 15 days after the date that we file the same with the SEC. If we are not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any notes are outstanding, we will deliver to the trustee the quarterly and annual financial statements and accompanying Item 303 of Regulation S-K (“management’s discussion and analysis of financial condition and results of operations”) disclosure that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q required to be filed with the SEC if we were subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, within 15 days of the filing date that would be applicable to us at that time pursuant to applicable SEC rules and regulations.

Reports and other documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate).

Additional Covenants. The applicable prospectus supplement will describe any additional covenants of the Company relating to any series of debt securities.

Guarantees

Unless otherwise described in the applicable prospectus supplement, the debt securities issued by the OP will be fully and unconditionally guaranteed by Broadstone Net Lease, Inc. These guarantees will be joint and several obligations of the guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following is an Event of Default with respect to any series of debt securities issued under either indenture:

•	default for thirty (30) days in the payment of any installment of interest or additional amounts payable with respect to such interest under the debt securities of that series;

•

default in the payment of the principal of or premium, if any, on or, any additional amounts payable in respect of any principal of or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due;

•

failure to comply with any of our other agreements contained in the debt securities or the indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the indenture or which has expressly been included in the indenture solely for the benefit of a series of debt securities other than that series) upon receipt by us of notice of such default by the trustee or receipt by us and the trustee of written notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and we fail to cure (or obtain a waiver of) such default within sixty (60) days after we receive such notice;

•

failure to pay any recourse indebtedness for monies borrowed by us in an outstanding principal amount in excess of $50 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to us from the trustee (or to us and the trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding debt securities of that series);

•	specified events of bankruptcy, insolvency, or reorganization with respect to us, any guarantor or any Significant Subsidiary.

“Significant Subsidiary” means any subsidiary or group of subsidiaries that meets either of the following conditions:

•

Our and our other subsidiaries’ investments in and advances to the subsidiary exceed 10% of our consolidated total assets (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to holders of the debt securities or filed with the SEC; or

•

Our and our other subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10% of our consolidated total assets (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to holders of the debt securities or filed with the SEC.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the trustee has actual knowledge (as such knowledge is described in the indenture) of a default relating to such debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

If an Event of Default as a result of specified events of bankruptcy, insolvency, or reorganization with respect to us, any guarantor or any Significant Subsidiary, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

Each indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to the trustee, and no inconsistent direction has been given to the trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of either indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any additional amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the applicable indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, provided that the written direction would not conflict with any rule or law or with the applicable indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action or could not involve the trustee in personal liability, and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Within 120 calendar days after the close of each fiscal year, we must deliver to each trustee an officer’s certificate stating whether or not such certifying officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modifications, Waivers and Meetings

Each indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the applicable indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the applicable indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the applicable indenture.

However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts, if any, with respect to, any debt securities;

•

reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any additional amounts payable with respect to any debt securities or related guarantee or change our or any guarantor’s obligation to pay additional amounts;

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security;

•	adversely affect any right of repayment or repurchase at the option of any holder;

•	change any place where, or the currency in which, the principal of, any premium or interest on, or any additional amounts with respect to any debt security or guarantee is payable;

•

impair the right to institute suit to enforce the payment of any debt securities or guarantee on or after their stated maturity (or, in the case of redemption on or after the redemption date, or on or after the date for repayment or repurchase);

•

in the case of any debt security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such security in accordance with its terms;

•

reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the applicable indenture or specified defaults under the applicable indenture and their consequences;

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities;

•

modify the sections of the applicable indenture setting forth the provisions of such indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of such indenture cannot be modified or waived without the consent of holder of each outstanding debt security of such series;

•	release a guarantor from any of the obligations under a guarantee except as permitted under the applicable indenture; or

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property.

Each indenture also contains provisions permitting us and any guarantor, as applicable, and the trustee, without the consent of the holders of any debt securities, to modify or amend the applicable indenture, among other things:

•	to evidence a successor to us or any guarantor, if applicable, as under the indenture, or successive successions, and the assumption by any such successor of the covenants of ours or any guarantor;

•

to add to the covenants of ours or any guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us or any guarantor in the indenture;

•

to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any additional amounts with respect to any debt securities or any guarantee, provided any such action does not adversely affect the interest of the holders of debt securities of any series;

•	to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the indenture;

•

to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

•	to make any change necessary to comply with any requirement of the SEC in connection with the indenture under the Trust Indenture Act;

•

to provide for any guarantee of the debt securities or co-obligor of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities which such release, termination or discharge is permitted by the indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture;

•

to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any holder in any material respect;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided, that the action shall not adversely affect the interests of the holders of debt securities;

•	to provide for the issuance of additional debt securities, subject to the limitations established in the indenture;

•

in the case of any debt securities which are convertible or exchangeable, to safeguard or provide for the conversion or exchange rights of such securities in the event of any reclassification or change of outstanding common stock or any merger, consolidation, statutory share exchange or combination of the Company or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the Company’s assets to any other person or other similar transactions, if expressly required by the terms of the such debt securities;

•	to comply with the rules of any applicable depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	to add to or change any provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form;

•

to amend or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no security described in clause (i)(a) is outstanding; or

•

to conform the terms of the indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the applicable indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (a) in the payment of the principal of, or premium, if any, or interest, if any, on, and any additional amounts with respect to, the debt securities of that series, (b) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into our common equity, or (c) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Each indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the trustee, and also, upon our or any guarantor’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Subordination

Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all of our Senior Debt (including all debt securities issued under the senior indenture) whether existing at the date of the subordinated indenture or subsequently incurred. Upon any payment or distribution of our assets to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	receivership;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets and liabilities;

•	bankruptcy;

•	insolvency; or

•

debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of Senior Debt will first be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•

there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.

“Senior Debt” as defined in the subordinated indenture means the principal of and interest on, or substantially similar payments to be made by us regarding the following, whether outstanding at the date of execution of the subordinated indenture or subsequently incurred, created or assumed:

(1)	our debt for money borrowed or represented by purchase-money obligations;

(2)	our debt evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

(3)	our obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

(4)	debt of partnerships and joint ventures that is included in our consolidated financial statements;

(5)

debt, obligations and liabilities of others as to which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire; and

(6)	any binding commitment of ours to fund any real estate investment or to fund any investment in any entity making the real estate investment;

in each case other than:

•

any debt, obligation or liability referred to in the preceding clauses as to which the instrument creating or evidencing the debt, obligation or liability, provides that the debt, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

•	any debt, obligation or liability that is subordinated to our debt, to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	the subordinated debt securities.

As of March 31, 2021, the Company had approximately $15 million outstanding under its revolving credit facility, approximately $915 million outstanding under its outstanding term loans and approximately $475 million outstanding under its Series A, Series B and Series C Senior Notes.

Discharge, Defeasance and Covenant Defeasance

Satisfaction and Discharge

Each indenture provides that, upon our direction, the indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of each indenture, including (unless the accompanying prospectus supplement provides otherwise) our obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and our, or any guarantor’s, if applicable, obligation to pay additional amounts in respect of such debt securities to the extent described below, when:

•	either

(A)      all outstanding debt securities of that series have been delivered to the trustee for cancellation, subject to exceptions, in accordance with the indenture or

(B)      all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of additional amounts and (y) the amount of any additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, those additional amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

and, in either case

•	we have paid all other sums payable under the indenture with respect to the debt securities of that series (including amounts payable to the trustee); and

•

the trustee has received an officer’s certificate and an opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of additional amounts, we or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay additional amounts on those debt securities to the extent that they exceed the amount deposited in respect of those additional amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:

•	to defease and discharge us and any guarantor from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A)      the obligations to register the transfer or exchange of those debt securities;

(B)      the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

(C)      the obligation to maintain an office or agent in respect of those debt securities;

(D)      the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

(E)      the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

(F)      the rights, powers, trusts, duties and immunities of the trustee; or

•

to be released from its obligations and the obligations of any guarantor with respect to those debt securities under (A) certain covenants in the indenture related to the preservation of our rights (charter and statutory) and franchises and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of additional amounts and (y) the amount of the additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our reasonable discretion, the additional amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

•

in the case of legal defeasance, we shall have delivered to the trustee an opinion of counsel (which may be an employee of ours or counsel to us) reasonably acceptable to the trustee confirming, subject to customary limitations, conditions and exceptions, that:

(A)      we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)      since the date of the indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

in the case of covenant defeasance, we shall have delivered to the trustee an opinion of counsel (which may be an employee of ours or counsel to us) reasonably acceptable to the trustee confirming, subject to customary limitations, conditions and exceptions, that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust (other than an Event of Default or default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowing);

•

solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or any guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•

we shall have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the applicable indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust or trusts separate and apart from the trust or trusts administered by any other trustee under the indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee.

We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, each indenture is deemed to contain limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

Governing Law

Each indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

RESTRICTIONS ON OWNERSHIP

In order to qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly, or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities).

Because our board of directors believes that it is essential for us to qualify as a REIT, our Charter, subject to certain exceptions, contains restrictions on the number of our shares of beneficial interest that a person may own. Our Charter provides that:

•

no person, other than an excepted holder (as defined in the Charter), may own directly, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8%, in value or number of shares, whichever is more restrictive, of our issued and outstanding common or preferred stock;

•

no excepted holder (as defined in the Charter), may own directly, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, shares in excess of an excepted holder limit established by the board of directors;

•	no person shall beneficially or constructively own our shares of beneficial interest that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code;

•

no person shall beneficially own shares that would result in our otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the our owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code); and

•	no person shall transfer our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons.

Our board of directors may waive the 9.8% ownership limit for common and preferred stock for a shareholder that is not an individual if such shareholder provides information and makes representations to the board that are satisfactory to the board, in its sole discretion, to establish that such person’s ownership in excess of the 9.8% ownership limit for common and preferred stock, would not jeopardize our qualification as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. Any person who would have owned excess shares in a proposed or attempted transaction shall give at least (15) days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then our Charter provides that the board of directors shall be authorized to deem the shares automatically transferred to a charitable trust (as defined in the Charter) or void ab initio, in which case the intended transferee shall acquire no rights in the excess shares. The board of directors or a committee thereof may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or the Trust’s transfer agent or instituting proceedings to enjoin such Transfer or other event. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing our shares will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year and within 3 days after a request from us stating the name and address of such owner, the number of Shares Beneficially Owned, and a description of the manner in which such Shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interest of our shareholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that a U.S. holder (as defined below) or a non-U.S. holder (as defined below in “Taxation of Non-U.S. Holders of Our Common Stock”) may consider relevant in connection with the purchase, ownership, and disposition of our Common Stock or debt securities of the OP. If we offer other securities, information about any additional material U.S. federal income tax consequences to holders of those securities will be included in the documents pursuant to which those securities are offered. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders of shares of our Common Stock or debt securities of the OP. The summary is based on the Code, final, temporary and proposed U.S. Treasury Regulations, administrative rulings and court decisions in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. Any such change could alter the U.S. federal income tax consequences described herein. No ruling has been sought from the U.S. Internal Revenue Service (the “IRS”) and there can be no assurance that the IRS will not challenge any of the U.S. federal income tax consequences described herein. Moreover, the statements in this prospectus, and the opinion of counsel described below, are not binding on the IRS or a court and do not preclude the IRS from asserting, or a court from sustaining, a contrary result.

For purposes of this summary, the term “U.S. holder” means a beneficial owner of shares of our Common Stock or debt securities of the OP that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any state thereof (or the District of Columbia);

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

This summary only addresses U.S. federal income tax consequences to holders of shares of our Common Stock or debt securities of the OP that hold such shares or debt securities as a capital asset within the meaning of Section 1221 of the Code. The statements in this summary are not intended to be, and should not be construed as, tax advice. Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to such holder in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax laws (including, for example, banks or other financial institutions, insurance companies, REITs, regulated investment companies, broker-dealers, dealers in securities or currencies, traders in securities or other persons that have elected to use a mark-to-market method of accounting, tax-exempt entities including governmental authorities (both U.S. and non-U.S.), a non-U.S. holder that owns or has owned actually or constructively more than 10% of our Common Stock, holders whose functional currency is not the U.S. dollar, holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, holders who hold their shares or debt securities in an individual retirement or other tax-deferred account, holders subject to the alternative minimum tax provisions of the Code, U.S. expatriates, persons subject to special tax accounting rules as a result of any item of gross income of such persons being taken into account in an applicable financial statement, persons who hold shares or debt securities on behalf of another person as nominee, trusts and estates, persons owning, or deemed to own under constructive ownership rules of the Code, more than 9.8% of the value of our outstanding shares of capital stock or more than 9.8% of the value or number of shares, of our outstanding Common Stock (except to the extent discussed herein), holders who hold their shares or debt securities as part of a hedge, straddle, integration, constructive sale, conversion, “synthetic security,” or other risk reduction transaction or integrated investment, S corporations, partnerships or other pass-through entities (or investors in S corporations, partnerships or other pass-through entities) and persons otherwise subject to special tax treatment under the Code). In addition, no information is provided herein with respect to applicable state, local or non-U.S.

tax laws or U.S. federal laws other than those pertaining to the U.S. federal income tax (except to the extent discussed below).

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock or debt securities of the OP, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A stockholder that is a partner in a partnership and partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of shares of our Common Stock or debt securities of the OP.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS DESCRIBED BELOW ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK OR DEBT SECURITIES OF THE OP AND OF OUR ELECTION TO BE TAXED AS A REIT. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, NON-U.S. AND OTHER TAX LAWS AND REGARDING ANY POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

General

We elected to qualify to be taxed as a REIT under Sections 856 through 860 of the Code and the applicable U.S. Treasury Regulations, which contain the requirements for qualifying as a REIT, which we refer to in this prospectus as the “REIT Requirements,” commencing with our taxable year ended December 31, 2008. We believe that as of such date we have been organized and have operated in a manner to qualify for taxation as a REIT for U.S. federal income tax purposes. We intend to continue to be organized and operate in such a manner, but no assurance can be given that we have operated or will be able to continue to operate in a manner so as to qualify or remain qualified as a REIT.

The REIT Requirements are technical and complex. The following discussion sets forth only certain material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) has acted as our tax counsel in connection with the filing of this prospectus. Fried Frank has rendered an opinion to us, dated as of June 23, 2021, to the effect that, commencing with our taxable year ended December 31, 2017, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code and the current and proposed method of operation of us and our subsidiaries as described in this prospectus will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the Fried Frank opinion is based and conditioned upon certain assumptions and representations relating to our organization and operation and is conditioned upon certain representations made by us as to certain matters (including representations concerning our income and properties and the past, present, and future conduct of our business operations as set forth in this prospectus and one or more certificates provided by our officers). The Fried Frank opinion is expressed as of the date thereof and Fried Frank has no obligation to advise us of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. The Fried Frank opinion does not foreclose the possibility of a contrary position taken by the IRS or the U.S. Department of the Treasury in regulations or rulings issued in the future and the opinion is not binding on the IRS or any court and is not a guarantee that the IRS will not assert a contrary position or that a court will not sustain a position asserted by the IRS. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, certain requirements relating to the nature of our income and assets, distributions to stockholders and diversity of stock ownership, and various other qualification tests imposed under the REIT Requirements which are discussed below. Fried Frank has not undertaken to review our compliance with these requirements on a continuing basis. No assurance can be given that the actual results of our operations, the sources of our income, the nature of our assets, our distributions to stockholders and the diversity of our share ownership for any given taxable year will satisfy such requirements. See “—Failure to Qualify as a REIT.”

So long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on that portion of our ordinary income or capital gain that is currently distributed to stockholders, subject to certain exceptions discussed below. We expect that such treatment would substantially eliminate the U.S. federal “double taxation” on earnings that generally results from an investment in a corporation.

Even if we remain qualified as a REIT for U.S. federal income tax purposes, we may still be subject to U.S. federal income, state and local income, property and excise taxes on our income or property in certain circumstances, which include, but are not limited to, the following:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and our net capital gain), and to the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income (computed without regard to the dividends paid deduction and including our net capital gain), we will be subject to federal corporate income tax on the undistributed income, as well as applicable state and local income taxes;

•

If we should fail to distribute, or fail to be treated as having distributed, with respect to each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts we retained and upon which we paid U.S. federal income tax at the corporate level;

•	Under certain circumstances, for taxable years beginning before January 1, 2018, we may be subject to the “alternative minimum tax” on certain of our tax preference items, if any;

•

If we have (i) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying net income from foreclosure property, we will be subject to tax at the highest corporate tax rate on such income;

•

If we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than sales of foreclosure property and sales that qualify for certain statutory safe harbors), such income will be subject to a 100% tax;

•

We may be subject to tax on gain recognized in a taxable disposition of assets acquired from a non-REIT C corporation by way of a carryover basis transaction, when such gain is recognized on a disposition of an asset during a 5-year period beginning on the date on which we acquired the asset. To the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the federal corporate income tax rate. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period;

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test (which are discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the greater of the gross income amount by which we fail the 75% or the 95% test multiplied in either case by a fraction generally intended to reflect our profitability without regard to our long-term capital gain;

•

Similarly, if we should fail to satisfy the asset tests or other requirements applicable to REITs, as described below, yet nonetheless qualify as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty. The amount of the penalty will be at least $50,000 per failure, and, in the case of certain asset test failures, will be equal to the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure;

•

We may perform additional, non-customary services for tenants of our buildings through a taxable REIT subsidiary (“TRS”), including real estate or non-real estate related services; however, any earnings related to such services are subject to U.S. federal and state income taxes; and

•	We will be subject to a 100% tax on transactions with our TRSs if such transactions are not at arm’s length.

No assurance can be given that the amount of such U.S. federal income tax will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes, real property transfer taxes, and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

As indicated above, to qualify as a REIT, a corporation must elect to be so treated and must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests and (d) distribution requirements. Our ability to satisfy the asset tests will depend upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements will also depend upon our ability to successfully manage the composition of our income and assets on an ongoing basis.

Organizational Requirements

The Code defines a REIT as a corporation, trust, or association that makes a REIT election with its tax return and:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation, but for the REIT Requirements;

•	that is not a bank, an insurance company or certain other specified types of financial institutions;

•	the beneficial ownership of which is held by 100 or more persons;

•

not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year; and

•	that meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first four bullets above, inclusive, must be met during the entire taxable year and that the condition described in the fifth bullet above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of the condition described in the sixth bullet above, certain tax-exempt entities are generally treated as individuals, and the beneficiaries of a pension trust that qualifies under Section 401(a) of the Code and that holds shares of a REIT will be treated as holding shares of the REIT in proportion to their actuarial interests in the pension trust. In addition, if a REIT fails to satisfy the condition described in the sixth bullet above for any taxable year, the REIT will nonetheless be deemed to have satisfied the condition if it complied with U.S.

Treasury Regulations requiring the maintenance of records to ascertain ownership and did not know (and would not have known using reasonable diligence) that it was closely held for the year. We believe that we have sufficient diversity of ownership to satisfy the conditions in the fifth and sixth bullets above. In addition, our Charter restricts the transfer and ownership of our stock so that we should continue to satisfy these conditions. The provisions of our Charter that restrict the transfer and ownership of our Common Stock are described in “Description of Securities—Restrictions on Ownership and Transfer of Shares of Capital Stock.”

In addition, we have requested and intend to continue to request on an annual basis from certain stockholders, and those stockholders will be required to provide, information relating to the number of shares actually or constructively owned by such stockholders. Ownership for purposes of conditions described in the fifth and sixth bullet above is defined using certain constructive ownership rules. As a result, the acquisition of less than 9.8% of our stock by an individual or entity may cause that individual or entity constructively to own more than 9.8% of such stock, thereby triggering the transfer restrictions described in “Description of Securities—Restrictions on Ownership and Transfer of Shares of Capital Stock.”

Effect of Subsidiary Entities

Partnerships and Disregarded Entities. In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, U.S. Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of the OP, the Subsidiary Partnerships, and the Limited Liability Companies.”

We will have control of the OP and its subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. The OP currently is a partnership for U.S. federal income tax purposes. Consequently, the OP’s assets and operations may affect our ability to qualify as a REIT.

Qualified REIT Subsidiaries. A corporation that is a qualified REIT subsidiary (“QRS”) is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a QRS are treated as assets, liabilities and items of income, deduction and credit of the parent REIT. A QRS is a corporation, other than a TRS, all of the stock of which is owned by the parent REIT. Thus, in applying the requirements described herein, any QRS that we own will be ignored for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by our domestic TRSs, then the dividends we pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, will generally be eligible to be taxed at the reduced 20% rate currently applicable to qualified dividend income. See “—Taxation of U.S. Holders of Our Common Stock.” Dividends paid by foreign TRSs may not be treated similarly, and the tax treatment of a foreign TRS in its jurisdiction of tax residence will depend on the laws of that jurisdiction and may vary considerably.

The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns securities possessing more than 35% of the total voting power or total value of the outstanding securities of such corporation will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such TRS, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT Requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% (or, for taxable years beginning before January 1, 2018, 25%) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A domestic TRS will pay income tax at regular corporate rates on any income that it earns. In addition, for taxable years beginning after December 31, 2017, taxpayers, including TRSs, are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. See “—Annual Distribution Requirements.” This provision may limit the ability of our TRSs to deduct interest, which could increase their taxable income. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

Non-REIT Earnings and Profits

In order to qualify as a REIT, we cannot have at the end of any taxable year any earnings and profits that were accumulated in any taxable year in which the REIT provisions did not apply to us (which we refer to in this prospectus as C corporation earnings and profits). Because two newly-formed corporate subsidiaries (the “Blocker Corps”) were acquired by us pursuant to mergers (the “Blocker Corp Mergers”) in the internalization of the external management team and functions previously performed for the Company by Broadstone Real Estate, LLC, the Company’s former property manager (“BRE”), which closed on February 7, 2020 (the “Internalization”), and each of the Blocker Corps was taxable as a regular C corporation, we succeeded to any C corporation earnings and profits accumulated by the Blocker Corps for taxable periods prior to and including the Blocker Corp Mergers. We estimated the C corporation earnings and profits of the Blocker Corps to be approximately $2.3 million in total at the time of the Blocker Corp Mergers and we used a nationally recognized accounting firm to prepare the calculations. During 2020, we made sufficient distributions in excess of our earnings and profits (including the C corporation earnings and profits from the Blocker Corps) so we would not have to pay a special dividend to eliminate such C corporation earnings and profits. In effect, the inclusion of the C corporation earnings and profits from the Blocker Corps increased the portion of our distributions during 2020 that were taxable as dividends. However, if we were determined to succeed to more C corporation earnings and profits as a result of the Blocker Corp Mergers, we may have to pay a special dividend and/or employ applicable deficiency dividend procedures to eliminate such earnings and profits. If we need to make a special dividend or pay a deficiency dividend and do not otherwise have cash on hand to do so, we may need to (i) sell assets at unfavorable prices, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, or (iv) make a taxable distribution of Common Stock as part of a distribution in which stockholders may elect to receive Common Stock or cash (subject to a limit measured as a percentage of the total distribution), in order to comply with REIT requirements. In addition, if we were to rely upon the remedial deficiency dividend procedures, we would be required to pay interest based on the amount of any such deficiency dividends.

Gross Income Tests

In order to maintain qualification as a REIT, we must annually satisfy the following two gross income requirements:

•

At least 75% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (such as interest on obligations secured by mortgages on real property (and, for taxable years beginning after December 31, 2015, personal property that is ancillary to such real property if the fair market value of such personal property does not exceed 15% of the aggregate fair market value of such personal and real property), certain “rents from real property,” gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not dealer property, and certain fees with respect to agreements to make or acquire mortgage loans), from certain types of temporary investments or from certain other types of gross income; and

•

At least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for each taxable year must be derived from such real property investments as aforesaid and from dividends, interest, and gain from the sale or other disposition of stock or securities and certain other types of gross income (or from any combination of the foregoing).

In order to qualify as a REIT, the rental income received by us must constitute “rents from real property.” Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•

First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales. Rent that consists, in whole or in part, of one or more percentages of the lessee’s receipts or sales in excess of determinable dollar amounts, however, will qualify as “rents from real property” if (i) the determinable amounts do not depend in whole or in part on the income or profits of the lessee and (ii) the percentages and determinable amounts are fixed at the time the lease is entered into and a change in percentages and determinable amounts is not renegotiated during the term of the lease (including any renewal periods of the lease) in a manner that has the effect of basing rent on income or profits. More generally, rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits;

•

Second, neither we nor an actual or constructive owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rents. However, rents we receive from such a tenant that is a TRS of ours will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•

Third, if rent attributable to personal property (including furniture, fixtures and equipment) leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as “rents from real property.” However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as “rents from real property.” In such case, we may transfer a portion of such personal property to a TRS; and

•

Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. Charges for such customarily rendered services will qualify as “rents from real property.” If we provide services to a tenant that are other than those usually or customarily provided in connection with the rental of space for occupancy only, amounts received or accrued by us for any such services will not be treated as “rents from real property” for purposes of the REIT gross income tests but will not cause other amounts received with respect to the property to fail to be treated as “rents from real property” unless the amounts treated as received in respect of such services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by us during the taxable year with respect to such property. If the 1% threshold is exceeded, then all amounts received or accrued by us with respect to the property will not qualify as “rents from real property,” even if the impermissible services are provided to some, but not all, of the tenants of the property. Furthermore, we may own up to 100% of the stock of one or more TRSs which may, except in certain circumstances, provide customary and non-customary services to our tenants without tainting our rental income for the related properties. To the extent we perform non-customary services for tenants of our buildings, we intend to provide such services through a TRS.

The rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT only if the conditions described in the four bullets above are met. In order for the rents received or accrued by us from tenants to be treated as qualifying rents for purposes of the REIT gross income requirements, the provisions of our Charter restrict the transfer and ownership of our stock. The provisions of our Charter that restrict the transfer and ownership of our Common Stock are described in “Description of Securities—Restrictions on Ownership and Transfer of Shares of Capital Stock.” Nevertheless, there can be no assurance that such restrictions will be effective in ensuring that we will not be treated as related to any tenant of ours.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In the case of real estate mortgage loans that are secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is a qualifying asset under the 75% asset test and interest income that qualifies for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. We believe that we have structured, and intend to structure, all of our loan investments as needed so that our investments in loans do not prevent us from satisfying the 75% gross income test.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We own one property (and entity) located outside the United States, and may in the future own additional properties or entities located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.

Prohibited Transaction Income

Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our OP, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to cause the OP to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring and owning its properties and to make occasional sales of the properties as are consistent with our investment objective. We do not intend, and do not intend to permit the OP or its subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by the OP or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a TRS, but such income will be subject to tax at regular U.S. federal corporate income tax rates.

Relief Provisions for Failing the 75% or 95% Gross Income Tests

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if certain relief provisions of the Code apply. These relief provisions will generally apply if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. Under certain circumstances, we may prefer not to have the relief provisions apply. If these relief provisions are inapplicable to a particular set of circumstances involving us, we might not qualify as a REIT. As discussed above under “—Taxation of Our Company—General,” even where these relief provisions apply, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following five tests relating to the nature of our assets:

•

At least 75% of the value of our total assets must be represented by (i) real estate assets, including (a) stock or debt instruments that do not otherwise qualify as real estate assets and that are not held for more than one year that were purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of ours, (b) for taxable years beginning after December 31, 2015, debt instruments of publicly offered REITs and personal property leased in connection with real property if the rent attributable to personal property is not greater than 15% of the total rent received under such lease, (c) any mortgage on real property to the extent it is secured by real property with a value of at least the amount of the mortgage (at the time the mortgage is acquired or entered into), and (d) for taxable years beginning after December 31, 2015, ancillary personal property securing a mortgage described in the preceding clause (c), provided that the value of such ancillary personal property is less than 15% of the aggregate fair market value of the personal and real property securing such mortgage, (ii) cash, (iii) cash items, and (iv) government securities;

•	Not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

•

Of the assets included in the 25% asset class, other than securities of TRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets, and we may not own more than 10% of any one issuer’s outstanding voting securities or more than 10% of the value of any one issuer’s outstanding securities;

•	Not more than 20% (or, for taxable years beginning before January 1, 2018, 25%) of our total assets may be represented by securities of one or more TRSs; and

•	Not more than 25% of our total assets may be represented by debt instruments of publicly offered REITs not secured by real property for taxable years beginning after December 31, 2015.

Relief Provisions for Failing the Asset Tests

If we fail to satisfy the asset tests at the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above and the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests, and intend to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance but no assurance can be given that such asset tests will be met.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 21%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

In order to be treated as a REIT, we are required to distribute dividends (other than capital gains dividends) to our stockholders in an amount at least equal to:

(A) the sum of

(i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and

(ii) 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property,

minus

(B) the sum of certain items of noncash income.

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely U.S. federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to owners of our Common Stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement. If we dispose of any asset that is acquired from a C corporation by way of a carryover basis transaction during the 5-year period beginning on the date on which we acquired the asset, we may be required to distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset. See “—Built-In Gains Tax” below.

To the extent that we do not distribute (or are not treated as having distributed) all of our net capital gain or distribute (or are treated as having distributed) at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. “REIT taxable income” is the taxable income of a REIT, which generally is computed in the same fashion as the taxable income of any corporation, except that (i) certain deductions are not available, such as the deduction for dividends received, (ii) a REIT may deduct dividends paid (or deemed paid) during the taxable year, (iii) net capital gains and losses are excluded, and (iv) certain other adjustments are made. We may elect to retain rather than distribute our net long-term capital gains while treating the capital gain as if distributed. The effect of such an election is that (i) we are required to pay the tax on such gains, (ii) U.S. holders, while required to include their proportionate share of the undistributed long-term capital gain in income, will receive a credit or refund for their share of the tax paid by us, and (iii) the basis of a U.S. holder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax paid by us) included in the U.S.

holder’s long-term capital gains. If we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year (other than capital gain income which we elect to retain and pay tax on), and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

We intend to make timely distributions sufficient to satisfy the annual distribution requirement. It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in calculating our taxable income. For example, (i) income must be accrued for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, subject to certain exceptions, which could also create timing differences between net taxable income and the receipt of cash attributable to such income, (ii) U.S. Treasury Regulations limit the deduction we may claim for our proportionate share of the compensation expense attributable to the remuneration paid by the OP for services performed by certain of our highly ranked and highly compensated employees, and (iii) the deductibility of “business interest” for all entities is subject to limitations, which may be elected out of by certain real property trades or businesses, provided that they use an alternative depreciation system to depreciate certain property. We believe that we will be eligible to make this election. If we make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

In the event that such an insufficiency occurs, in order to meet the 90% distribution requirement and maintain our status as a REIT, we may have to sell assets at unfavorable prices, borrow on unfavorable terms, pay taxable stock dividends, or pursue other strategies. We do not currently intend to pay taxable stock dividends. However, if for any taxable year, we have significant amounts of taxable income in excess of available cash flow, we may have to declare dividends in cash and stock.

If we make a taxable stock distribution, U.S. holders would be required to include the full amount of the dividend (i.e., the cash and stock portion) as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. holder may be required to pay income taxes with respect to such dividends in excess of the cash received. If a U.S. holder sells our stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. holders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, these sales may put downward pressure on the trading price of our stock.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we have available net operating losses and capital losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make to comply with the annual distribution requirements. However, as a result of the enactment of Public Law No. 115-97, commonly referred to as the Tax Cuts and Jobs Act of 2017 (the “TCJA”) and Public Law No. 116-136, known as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), net operating loss (“NOL”) carryforwards of losses arising in taxable years beginning after December 31, 2017 may be deducted in taxable years beginning after

December 31, 2020 only to the extent of 80% of our “REIT taxable income” in the carryforward year (computed without regard to the NOL deduction). In contrast to prior law, which permitted unused NOL carryforwards to be carried back two years (or zero years for REITs) and forward 20 years, the TCJA and the CARES Act provide that losses arising in taxable years ending after December 31, 2017 and beginning before January 1, 2021 can be carried back five years (or zero years for REITs) and can be carried forward indefinitely. NOLs arising in taxable years beginning after December 31, 2020 may not be carried back to any prior taxable year but can be carried forward indefinitely. Such losses, however, are not passed through to a holder of our Common Stock and do not offset such stockholder’s income from other sources, nor would they affect the character of any distributions that a stockholder receives from us.

Like-Kind Exchanges

We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Tax Liabilities and Attributes Inherited in Connection with Acquisitions

From time to time, we may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, as a result of the Blocker Corp Mergers, we inherited any liability with respect to unpaid taxes of each of the Blocker Corps for any periods prior to and including the Blocker Corp Mergers.

Foreclosure Property

The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from the “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “—Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the 75% gross income test.

Foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the 75% gross income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent). Foreclosure property treatment is generally available for an initial period of three years and, in certain circumstances, may be extended for an additional three years.

Statutory Relief

If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each such failure.

Failure to Qualify as a REIT

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we will be subject to tax (including, for taxable years beginning before January 1, 2018, any applicable alternative minimum tax) on our taxable income at the corporate tax rate. We also could be subject to increased state and local taxes. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us and they will not be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the current reduced U.S. federal income tax rate of 20% on such dividends. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost, and will not be permitted to requalify unless we distribute any earnings and profits attributable to the period when we failed to qualify. In addition, we may be subject to tax on any built-in gains on property held during the period during which we did not qualify if we sell such property within five years of requalification, but only to the extent of our net built-in gain at the time of requalification. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Built-In Gains Tax

From time to time, we may acquire C corporations in transactions in which the basis of the corporations’ assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporations (“carryover basis transactions”). In the case of assets we acquire from a C corporation in a carryover basis transaction, if we dispose of any such asset in a taxable transaction (including by deed in lieu of foreclosure) during the five-year period beginning on the date of the carryover basis transaction, then we will be required to pay tax at the corporate income tax rate on the gain recognized to the extent of the built-in gain at the time of the carryover basis transaction. The foregoing result with respect to the recognition of gain assumes that the C corporation will refrain from making an election to receive different treatment under applicable U.S. Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Any taxes we pay as a result of such gain would reduce the amount available for distribution to our stockholders.

Because each of the Blocker Corps was taxable as a non-REIT C corporation and we acquired their appreciated assets in carryover basis transactions, we will be subject to corporate income tax on the “built-in gain” with respect to the Blocker Corps’ assets at the time of the Blocker Corp Mergers if we dispose of those assets in a taxable transaction within five years following the Blocker Corp Mergers. This built-in gain is measured by the difference between the value of the Blocker Corps’ assets at the time of the Blocker Corp Mergers and the adjusted basis in those assets. We estimate this built-in gain to be approximately $50.7 million. The assets of the Blocker Corps we acquired in the Blocker Corp Mergers are the Blocker Corps’ interests in BRE. When BRE merged into the OP in a tax-deferred transaction and the Blocker Corps received OP Units, the built-in gain associated with the Blocker Corps’ assets became represented as part of an intangible asset on our balance sheet. The disposition of that intangible asset in a taxable transaction within five years following the Blocker Corp Mergers could trigger a corporate income tax on that built-in gain. The most likely transaction in which that intangible asset is disposed of would be a sale of the OP (or our interest in the OP) in a taxable transaction. Thus, if the OP (or our interest in the OP) is sold in a taxable transaction within five years following the Blocker Corp Mergers, we could incur a corporate income tax on approximately $50.7 million of built-in gain.

Tax Aspects of the OP, the Subsidiary Partnerships, and the Limited Liability Companies

General

All of our investments will be held directly and indirectly through our OP. The OP will be treated as a partnership for U.S. federal income tax purposes, and we will be treated as owning our proportionate share of the items of income, gain, loss, deduction and credit of the OP for such purposes. In addition, the OP will hold certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which generally are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our OP, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company.”

Entity Classification

Our interests in the OP and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is treated as a “publicly traded partnership” for U.S. federal income tax purposes. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable U.S. Treasury Regulations. We do not anticipate that the OP or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of the OP or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe the OP will be treated as a partnership for U.S. federal income tax purposes, and each of its subsidiary partnerships and limited liability companies will be treated as partnerships or disregarded entities, as applicable, for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction

A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the U.S. Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the U.S. Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the U.S. Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

Tax Allocations With Respect to the Properties

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Appreciated property has been contributed to the OP in exchange for OP Units. Appreciated property may be contributed to the OP in exchange for OP Units, including in connection with the Internalization, and also may be contributed in connection with future acquisitions. Those contributions will result in book-tax differences, which will result in us have a lower adjusted tax basis with respect to that portion of the OP’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This will result in lower depreciation deductions with respect to the portion of the OP’s assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. U.S. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable U.S. Treasury Regulations as chosen by us as managing member of the OP, subject to compliance with the terms of our tax protection agreements. Under certain available methods, the carryover basis of contributed properties in the hands of the OP (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. Any property acquired by the OP in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Partnership Audit Rules

New rules applicable to U.S. federal income tax audits of partnerships apply to any subsidiary partnership including the OP and any entity in which we directly or indirectly invest that is treated as a partnership for U.S. federal income tax purposes. Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level regardless of changes in composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Under certain procedures, the partnership-level tax liability may take into account the fact that we generally do not pay federal income tax. The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. These rules could increase the U.S. federal income tax, interest, and/or penalties economically borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership in comparison to prior law. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our Common Stock.

Taxation of U.S. Holders of Our Common Stock

REIT Distributions

Distributions Generally. As long as we qualify as a REIT, distributions by us to a U.S. holder out of our current and accumulated earnings and profits (and not designated as capital gains dividends) will be taken into account by such U.S. holder as ordinary income. Dividends paid by us to a corporate U.S. holder will not be eligible for the dividends received deduction for corporations. In addition, dividends paid by a REIT to a U.S. holder taxed at individual rates generally will not qualify for the 20% U.S. federal income tax rate for “qualified dividend income.” The maximum U.S. federal income tax rate on qualified dividend income is lower than the maximum U.S. federal income tax rate on ordinary income, which is currently 37%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher U.S. federal income tax rate applicable to ordinary income. However, under the TCJA, the effective tax rate on ordinary REIT dividends for U.S. holders of shares of our Common Stock that are individuals, estates or trusts is effectively reduced by permitting such holders to claim a deduction in determining their taxable income equal to 20% of any such dividends they receive. The deduction is set to expire after December 31, 2025. In addition, the 20% U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT U.S. corporations, such as a domestic TRS, and (ii) to the extent generally attributable to income upon which we (or a predecessor) have paid U.S. federal corporate income tax (e.g., any C corporation earnings and profits that we will succeed to in the Blocker Corp Mergers, any net “built-in gain” we recognize with respect to the Blocker Corps’ assets owned at the time of the Blocker Corp Mergers that is subject to U.S. federal corporate income tax within 5 years, or to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced U.S. federal income tax rate on qualified dividend income, a U.S. holder must hold the relevant Common Stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such stock becomes ex-dividend.

A distribution in excess of current and accumulated earnings and profits will first be treated as a tax-free return of capital, reducing the tax basis in the U.S. holder’s Common Stock, and a distribution in excess of the U.S. holder’s tax basis in its Common Stock will be a taxable gain realized from the sale of such shares. Dividends declared by us in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% nondeductible excise tax discussed under “—Taxation of Our Company—General” and “—Taxation of Our Company—Annual Distribution Requirements” above. As a result, U.S. holders may be required to treat as taxable dividends certain distributions that would otherwise result in tax-free returns of capital. Moreover, any “deficiency dividend” will be treated as a “dividend” (an ordinary dividend or a capital gain dividend, as the case may be), regardless of our earnings and profits.

Capital Gain Distributions. Distributions that are designated by us as capital gain dividends will be treated as long-term capital gain (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income, pursuant to Section 291(d) of the Code. If we elect to retain capital gains rather than distribute them, a U.S. holder will be deemed to receive a capital gain dividend equal to the amount of such retained capital gains. In such a case, a U.S. holder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. holder.

Dispositions of Our Common Stock

In general, a U.S. holder will realize gain or loss upon the sale, redemption, or other taxable disposition of our Common Stock in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition, and the U.S. holder’s adjusted tax basis in our Common Stock at the time of the disposition. In general, a U.S. holder’s tax basis will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder, less tax deemed paid on it, and reduced by returns of capital. Gain from the sale or disposition of our Common Stock held for more than one year will generally be long-term capital gain. Capital losses recognized by a U.S. holder upon the disposition of shares of our Common Stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income, except in the case of individuals, who may offset up to $3,000 of ordinary income each year. In addition, any loss upon a sale or exchange of shares of our Common Stock by a U.S. holder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. holder as long-term capital gain.

If a U.S. holder recognizes a loss upon a disposition of our Common Stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these U.S. Treasury Regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, there are significant penalties for failure to comply with these requirements. Each prospective holder of our Common Stock should consult its tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our Common Stock, or transactions that might be undertaken directly or indirectly by us. Moreover, holders should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these U.S. Treasury Regulations.

Passive Activity Losses and Investment Interest

Distributions made by us and gain arising from the sale or exchange by a U.S. holder of shares of our Common Stock will not be treated as passive activity income. As a result, U.S. holders will not be able to apply any “passive losses” against income or gain relating to shares of our Common Stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Additional Tax on Net Investment Income

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. holder’s “net investment income” for a taxable year and (ii) the excess of the U.S. holder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to stock, interest on debt obligations, other types of investment income, and net gain attributable to the disposition of stock or debt obligations and other types of investment gain (in each case, unless such stock, debt instruments or other investment property, as the case may be, are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions, interest, income or net gain.

Information Reporting and Backup Withholding Tax

We will report to a U.S. holder and the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder of our Common Stock may be subject to backup withholding (currently at a maximum rate of 24%) with respect to distributions unless such U.S. holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•

provides an accurate taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against a U.S. holder’s income tax liability, provided that proper information is timely provided to the IRS.

U.S. holders should consult their tax advisors with respect to the U.S. federal, state and local and non-U.S. tax consequences to them of an investment in our Common Stock, including applicable tax rates and tax reporting requirements, and the effect of any possible changes in the tax laws.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing U.S. federal income taxation of holders of shares of our Common Stock that are not U.S. holders or partnerships for U.S. federal income tax purposes and that are not subject to U.S. federal income tax on a net income basis and that neither own nor have owned actually or constructively more than 10% of our Common Stock, which we call “non-U.S. holders,” are complex. The following discussion is only a limited summary of these rules. In addition, non-U.S. holders should be aware that certain other rules (not discussed herein) may apply, including whether an interest in a REIT is treated as a United States real property interest (“USRPI”) as defined in Section 897 of the Code, with respect to certain non-U.S. holders. Non-U.S. holders that own or have owned actually or constructively more than 10% of our Common Stock generally will be subject to U.S. federal withholding tax and U.S. federal income tax (and U.S. federal income tax return tax filing obligations) upon the sale or other disposition of our Common Stock (unless we are, and remain a “domestically controlled qualified investment entity”) or distributions that are treated as attributable to gain from sales or exchanges by us of USRPIs (subject to exceptions for (i) certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified stockholders”), except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our Common Stock, and (ii) certain “qualified foreign pension funds” and entities all of the interests of which are held by “qualified foreign pension funds”).

Prospective non-U.S. holders should consult their tax advisors with respect to the U.S. federal, state and local and non-U.S. tax consequences to them of an investment in our Common Stock, including any tax reporting requirements.

REIT Distributions

Ordinary Dividends. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by us of USRPIs, and other than distributions designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A U.S. withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. holders, unless an applicable tax treaty reduces that tax. However, if income from a non-U.S. holder’s investment in our Common Stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or attributable to a permanent establishment that the non-U.S. holder maintains in the United States if required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis, U.S. federal income tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% U.S. branch profits tax may also apply if the non-U.S. holder is a foreign corporation (unless an applicable tax treaty reduces that tax). We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of USRPIs and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with us or the appropriate withholding agent or (b) the non-U.S. holder files an IRS Form W-8ECI or a successor form with us or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and in either case other applicable requirements were met.

Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a USRPI, will not be taxable to a non-U.S. holder to the extent that they do not exceed the non-U.S. holder’s adjusted tax basis in its Common Stock. Distributions of this kind will instead reduce the non-U.S. holder’s adjusted tax basis in its Common Stock. To the extent that distributions of this kind exceed a non-U.S. holder’s adjusted tax basis in its Common Stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay U.S. federal tax on any gain from the sale or disposition of its Common Stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, we will withhold U.S. federal withholding tax at the rate applicable to dividends on the distribution. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends. Assuming that our Common Stock is regularly traded on an established securities market in the United States, capital gain distributions on our Common Stock that are attributable to gain on our sale of USRPIs will be treated as ordinary dividends rather than as gain from the sale of a USRPI. As a result, non-U.S. holders generally will be subject to U.S. withholding tax on such capital gain distributions in the same manner as they are subject to U.S. withholding tax on ordinary dividends as described above in “—Ordinary Dividends.”

Dispositions of Our Common Stock

Assuming that our Common Stock is regularly traded on an established securities market, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our Common Stock.

However, a non-U.S. holder generally will incur U.S. federal income tax on gain if:

the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. holder will incur a U.S. federal tax of 30% on his or her net capital gains.

Foreign Account Tax Compliance Act (FATCA)

Pursuant to U.S. withholding provisions commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), payments to certain non-U.S. holders of dividends on our Common Stock will generally be subject to a withholding tax of 30%, unless such non-U.S. holders are compliant with various reporting requirements under FATCA. In order to be compliant with FATCA, among other requirements, such certain non-U.S. holders may need to register with the IRS and may need to obtain certain information from its interest holders and disclose certain of this information to the IRS or its local tax authority under the terms of an intergovernmental agreement. No assurance can be provided that non-U.S. holders will not be subject to this withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential implications of this withholding tax.

Information Reporting and Backup Withholding Tax

Dividends paid to a non-U.S. holder may be subject to U.S. information reporting and backup withholding. A non-U.S. holder will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing its status as a non-U.S. holder or otherwise establishes an exemption.

The gross proceeds from the disposition of our Common Stock may be subject to U.S. information reporting and backup withholding. If a non-U.S. holder sells our Common Stock outside the United States through a

non-U.S. office of a non-U.S. broker and the sales proceeds are paid to the non-U.S. holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a non-U.S. holder sells our Common Stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the non-U.S. holder is not a United States person and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption.

If a non-U.S. holder receives payments of the proceeds of a sale of our Common Stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, certifying that the non-U.S. holder is not a “United States person” or the non-U.S. holder otherwise establishes an exemption.

A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the non-U.S. holder’s U.S. federal income tax liability by timely filing a refund claim with the IRS.

Non-U.S. holders should consult their tax advisors with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in shares of our Common Stock, including applicable tax reporting requirements.

Taxation of Holders of Debt Securities Issued by the OP

The following discussion summarizes certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of debt securities issued by the OP. This summary assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. This summary only applies to investors that purchase their debt securities in the initial offering at their issue price.

U.S. Holders of Debt Securities

This section summarizes the taxation of U.S. holders of debt securities of the OP.

Payments of Interest. Interest on a debt security will generally be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. holder’s regular method of tax accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Debt Securities. Upon a sale, exchange, retirement, redemption or other taxable disposition of debt securities, a U.S. holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the “amount realized” on the disposition and the U.S. holder’s adjusted tax basis in such debt securities. The amount realized will include the amount of any cash and the fair market value of any property received for the debt securities (other than any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income (as described above under “—Payments of Interest”) to the extent not previously included in income). A U.S. holder’s adjusted tax basis in a note generally will be equal to the cost of the note to such U.S. holder decreased by any payments received on the note other than stated interest. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the note is more than one year at the time of disposition. For noncorporate U.S. holders, long-term capital gain is currently subject to reduced rates of taxation. The deductibility of capital losses against ordinary income is subject to certain limitations.

Information Reporting and Backup Withholding. Payments of interest on, or the proceeds of the sale, exchange or other taxable disposition (including a retirement or redemption) of, debt securities are generally subject to information reporting unless the U.S. holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding unless (1) the U.S. holder is an exempt recipient (such as a corporation), or (2) prior to payment, the U.S. holder provides a taxpayer identification number and certifies as required on a duly completed and executed IRS Form W-9 (or permitted substitute or successor form), and otherwise complies with the requirements of the backup withholding rules. A U.S. holder that is an exempt recipient may be required to certify its exempt status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Net Investment Income. In certain circumstances, certain U.S. holders that are individuals, estates, or trusts are subject to a 3.8% tax on “net investment income,” which includes, among other things, interest income and net gains from the sale, exchange or other taxable disposition (including a retirement or redemption) of the debt securities, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive activities). Investors in debt securities should consult their own tax advisors regarding the applicability of this tax to their income and gain in respect of their investment in the debt securities.

Non-U.S. Holders of Debt Securities

The following discussion addresses the rules governing U.S. federal income taxation of non-U.S. holders of debt securities. For purposes of this summary, “non-U.S. holder” is a beneficial owner of our debt securities that is not (i) a U.S. holder (as defined above under “—U.S. Holders of Debt Securities”) or (ii) an entity treated as a partnership for U.S. federal income tax purposes.

Payments of Interest. Subject to the discussions below concerning backup withholding and FATCA (as defined below), it is generally expected that all payments of interest on the debt securities made to a non-U.S. holder will generally not be subject to U.S. federal income or withholding taxes under the “portfolio interest” exception of the Code, provided that:

1.	interest on the debt security is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States,

2.	the non-U.S. holder does not own, actually or constructively, 10% or more of the capital or profits interest in the OP,

3.	the non-U.S. holder is not a controlled foreign corporation with respect to which the OP is a “related person” (within the meaning of Section 864(d)(4) of the Code),

4.	the non-U.S. holder is not a bank whose receipt of interest on a debt security is described in Section 881(c)(3)(A) of the Code, and

5.

either (1) the non-U.S. holder provides its name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certifies, under penalties of perjury, that it is not a U.S. holder, or (2) the non-U.S. holder holds its debt securities through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described above. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities. If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (as discussed below under “—Income Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Debt Securities. Subject to the discussions below concerning backup withholding and FATCA and except with respect to accrued but unpaid interest, which generally will be taxable as interest and may be subject to the rules described above under “—Payments of Interest,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a debt security, or on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a debt security, unless:

1.

such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States, in which case such gain will be taxed as described below under “—Income Effectively Connected with a U.S. Trade or Business,” or

2.

such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case such non-U.S. holder will be subject to tax at 30% (or, if applicable, a lower treaty rate) on the gain derived from such disposition, which may be offset by U.S. source capital losses.

Income Effectively Connected with a U.S. Trade or Business. If a non-U.S. holder is engaged in a trade or business within the United States, and if interest on the debt securities or gain realized on the sale, exchange or other taxable disposition (including a retirement or redemption) of the debt securities is effectively connected with the conduct of such trade or business, the non-U.S. holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the non-U.S. holder were a U.S. holder. If the non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and the non-U.S. holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States. In addition, if such a non-U.S. holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its “effectively connected” earnings and profits, subject to certain adjustments. Payments of interest that are effectively connected with a U.S. trade or business will not be subject to the 30% U.S. federal withholding tax provided that the non-U.S. holder claims exemption from withholding. To claim exemption from withholding, the non-U.S. holder must certify its qualification, which generally can be done by filing a properly executed IRS Form W-8ECI (or other applicable form).

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of these information returns reporting such interest and withholding may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. In general, a non-U.S. holder will not be subject to backup withholding or additional information reporting requirements with respect to payments of interest that we make, provided that the statement described above in item 5 under “—Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code, that is not an exempt recipient. In addition, proceeds from a sale or other disposition of a debt security by a non-U.S. holder generally will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or disposition (including a retirement or redemption) of a debt security within the United States or conducted through certain U.S. or U.S.-related financial intermediaries, unless the statement described above has been received and we do not have actual knowledge or reason to know that the holder is a United States person. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act (FATCA)

FATCA imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied.

As a general matter, payments to foreign entities (whether as beneficial owners or intermediaries) of dividends on common stock or interest on a debt obligation of a U.S. issuer will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting, due diligence and withholding requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of common stock or a debt obligation of a U.S. issuer on or after January 1, 2019, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

If withholding is required under FATCA on a payment related to our common stock or the debt securities, non-U.S. holders that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, or in what form, any proposals affecting REITs or their stockholders will be enacted. The TCJA, for which only limited guidance has been issued to date, significantly reforms the Code with respect to the taxation of both individuals and corporate entities, and there are numerous interpretive issues and ambiguities that are not yet clearly addressed, which require further guidance, including possibly in some cases, technical corrections. It is unclear if and when such guidance will be forthcoming, or in the case of technical corrections, will be enacted.

In addition, on March 27, 2020, the CARES Act was signed into law. Among other changes, the CARES Act modifies certain provisions of the Code, including those amended by the TCJA, which generally took effect for taxable years beginning on or after January 1, 2018 (subject to certain exceptions). Under the CARES Act, NOLs arising in taxable years beginning after December 31, 2017 and before January 1, 2021 may generally be carried back up to five taxable years preceding the tax year of such loss. However, this change under the CARES Act does not apply to REITs, so that NOLs of a REIT may not be carried back to any previous taxable year. The treatment of NOLs arising in taxable years beginning after December 31, 2020 is not affected by the CARES Act, and such losses may not be carried back to any prior taxable year. In addition, for NOLs generated in taxable years beginning after December 31, 2017, the TCJA had limited the deduction for such NOLs to 80% of current year taxable income. The CARES Act eliminates this 80% limitation for taxable years beginning before January 1, 2021, during which such NOLs may offset 100% of taxable income. See “—Taxation of Our Company—Annual Distribution Requirements” above. Additionally, the TCJA limited the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. The CARES Act increases the maximum amount of interest expense that may be deducted to 50% of adjusted taxable income for tax years 2019 and 2020, subject to certain exceptions. See “—Taxation of Our Company—Taxable REIT Subsidiaries” above.

Future regulatory guidance and legislation may significantly affect the impact of the TCJA and the CARES Act. Changes to the U.S. federal tax laws and interpretations thereof, including those contemplated by the new presidential administration in the United States, could adversely affect an investment in our Common Stock or debt securities of the OP.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our Common Stock or debt securities of the OP.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus and any applicable prospectus supplement or free writing prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book-entry form, they will be evidenced by one or more global securities that will be registered in the name of and deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities or its nominee. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository, or if at any time such depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series registered in the names that the depository directs in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series registered in the names that the depository directs in exchange for the global security or securities representing such series of securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of the prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

The securities may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the applicable securities as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for the applicable securities; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our respective affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time without notice.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our Company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our Company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our common stock are listed on the New York Stock Exchange under the symbol “BNL.” Any securities that we issue, other than common stock, that are new issues of securities will have no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon by Fried, Frank, Harris, Shriver & Jacobson LLP. The validity of the securities offered by means of this prospectus and certain other legal matters relating to Maryland law will be passed upon by Ballard Spahr LLP. Additional legal matters may be passed upon for us, the selling security holders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The reference to the SEC’s Internet site is intended to be an inactive textual reference only. We maintain a website at http://www.broadstone.com. You should not consider information on our website to be part of this prospectus.

Our securities are listed on the New York Stock Exchange, or NYSE, and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

•	our Definitive Proxy Statement filed with the SEC on April 9, 2021; and

•	our Current Reports on Form 8-K filed with the SEC on January 11, 2021, March 18, 2021 and May 24, 2021

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may request a copy of these filings, at no cost, by contacting Investor Relations, Broadstone Net Lease, Inc., 800 Clinton Square, Rochester, New York, 14604, by telephone at (585) 287-6500 or by visiting our website, www.broadstone.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

$

    % Senior Notes Due 20

Broadstone Net Lease, LLC

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	Truist Securities	US Bancorp

September    , 2021